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                             CONFIDENTIAL TREATMENT

                                                                   EXHIBIT 99.1
                                                                TO FORM 8-K FOR
                                                            ILEX ONCOLOGY, INC.


                     DISTRIBUTION AND DEVELOPMENT AGREEMENT

         This Distribution and Development Agreement ("AGREEMENT") is entered into as of August 24, 1999 (the "Effective Date") by and between L&I Partners, L.P., a Delaware partnership, having its principal place of business at 11550 1H-10 West, Suite 100, San Antonio, Texas 78230 ("L&I") and with Schering AG a German corporation, having a principal place of business at 13342 Berlin, Germany (hereinafter "DISTRIBUTOR").

                                   WITNESSETH

         WHEREAS, the parties hereto desire that DISTRIBUTOR engage in the distribution in the TERRITORY (as hereinafter defined) of the PRODUCT (as hereinafter defined); and

         WHEREAS, L&I and DISTRIBUTOR desire to set forth in this AGREEMENT the terms and conditions of such distribution.

         NOW, THEREFORE, the parties hereto agree as follows:


1.       DEFINITIONS

1.1 "AFFILIATE" shall mean with respect to a PARTY any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such PARTY. Control means ownership or other beneficial interest in fifty percent (50%) or more of the voting stock or other voting interest of a corporation or other business entity, or the power to direct or cause the direction of the management or policies of an entity. LEUKOSITE and ILEX are AFFILIATES of L&I as is any corporation or business entity that directly or indirectly controls, is controlled by, or is under common control with LEUKOSITE or ILEX.

1.2 "AGENCY" shall mean any governmental or regulatory authority in the TERRITORY responsible for granting approvals or registrations for marketing of PRODUCT in the TERRITORY.

1.3 "APLS" shall mean the Advertising and Promotional Labeling Staff (or successor unit) of the FDA's Center for Biologics Evaluation and Research.


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1.4      "APPROPRIATE PERCENTAGE" for PRODUCT for each INDICATION means:

         (i)      ****** of positive EARNINGS. (1)

         (ii)     ****** of negative EARNINGS.

1.5      "BERLEX" means DISTRIBUTOR'S US AFFILIATE, Berlex Laboratories, Inc.

1.6      "BI" shall mean Boehringer Ingelheim Pharma KG.

1.7 "BI AGREEMENT" shall mean the Supply Agreement between L&I and BI dated June 4th, 1999 with respect to CAMPATH 1H and any amendments thereto.

1.8 "BLA" means a Biologics License Application from the Food and Drug Administration.

1.9      "BTG" means British Technology Group Limited.

1.10 "BTG AGREEMENT" means the March 31, 1997 agreement between BTG and LEUKOSITE with respect to Campath I-H and any amendments thereto including but not limited to the Deed of Variation of Appendix I.

1.11 "BTG CONSENT LETTER" means the letter from BTG to DISTRIBUTOR dated as of the Effective Date in the form set out in Appendix H to this AGREEMENT.

1.12 "BTG DEED OF VARIATION" means the Deed of Variation to the BTG Agreement made between LEUKOSITE and BTG and dated as of the Effective Date in the form set out in Appendix I to this AGREEMENT.

1.13 "BTG ROYALTIES" shall mean the royalties payable by L&I and/or LEUKOSITE to British Technology Group Limited pursuant to Section 6 of the BTG AGREEMENT in respect of PRODUCT sold or otherwise disposed of by DISTRIBUTOR, its AFFILIATES or their SUBDISTRIBUTORS in the TERRITORY.

1.14 "CALENDAR QUARTER" shall mean the period of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, as the case may be.

1.15 "CLINICAL TRIAL" shall mean CAM 211 pivotal study being presently conducted by L&I.

1.16 "CLL INDICATION" means the treatment of chronic lymphocytic leukemia in humans.

1.17 "COST OF GOODS" shall mean the aggregate of the following, determined in a reasonable manner in accordance with GAAP (i) the amount(s) paid by L&I to a THIRD

----------------------
         (1) "Confidential treatment requested: material has been omitted and filed separately with the Commission".


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         PARTY(IES) or to the DISTRIBUTOR, if applicable, for (a) manufacture of FINAL FORM PRODUCT or FILLED PRODUCT, as applicable; (b) transportation, storage and insurance for delivery to DISTRIBUTOR of FINAL FORM PRODUCT or, if applicable, FILLED PRODUCT ; and (c) performance of manufacturing and quality assurance activities (if any) in relation to the PRODUCT; and (ii) any direct expenses incurred by L&I associated with L&I's manufacturing and quality assurance activities (if any) in relation to the PRODUCT.

1.18     "DEVELOPMENT COMMITTEE" shall mean the Committee of Section 10.

1.19 "DEVELOPMENT EXPENSES" means the aggregate amount of expenses incurred for developing and obtaining regulatory approval of PRODUCT for an INDICATION in accordance with a DEVELOPMENT PLAN or PRELIMINARY WORK PLAN, as the case may be, determined in a reasonable manner in accordance with GAAP, including but not limited to: (i) direct labor (salaries, wages and employee benefits but excluding any employee benefits associated with equity incentive plans); (ii) materials and supplies; (iii) allocated maintenance and depreciation costs for building space directly dedicated to the development of the PRODUCT but excluding costs and charges relating to unused capacity, development of other products, and amortization of property, plant and equipment not directly related to development of PRODUCT for an INDICATION in accordance with a DEVELOPMENT PLAN or PRELIMINARY WORK PLAN; and (iv) payments made to THIRD PARTIES for services in connection with such development which are supported by invoices describing the work performed; and (v) insurance, telephone expenses, training, software amortization costs, travel and supplies. Such costs shall not include general overhead costs occurring from units that are not directly engaged in the development of the PRODUCT for an INDICATION in accordance with a DEVELOPMENT PLAN or PRELIMINARY WORK PLAN. If DEVELOPMENT EXPENSES are incurred by an AFFILIATE, they shall be determined and charged as set forth in this Section 1.19.

1.20 "DEVELOPMENT PLAN" means a plan for developing PRODUCT in the TERRITORY for an OTHER INDICATION that has been approved by the DEVELOPMENT COMMITTEE and that includes a budget, design of clinical studies and timelines.

1.21 "DISTRIBUTOR BTG LETTER" means the letter from DISTRIBUTOR to BTG dated as of the Effective Date in the form set out in Appendix A to this AGREEMENT.

1.22 "EARNINGS" means the positive or negative amount that is calculated for PRODUCT for each INDICATION in the PROFIT SHARING TERRITORY, in accordance with GAAP, by deducting from NET SALES (if any) thereof the following:

                  (i) COST OF GOODS for FINAL FORM PRODUCT that is sold in the PROFIT SHARING TERRITORY, charged on a first-in first-out basis,

                  (ii) SELLING EXPENSES for PRODUCT in the PROFIT SHARING TERRITORY,



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                  (iii) MARKETING EXPENSES for PRODUCT in the PROFIT SHARING
         TERRITORY, provided, however, that MARKETING EXPENSES for a PRODUCT for an INDICATION in a YEAR are only deductible against EARNINGS up to the amount agreed to by DISTRIBUTOR and L&I pursuant to Section 3.1(c),
                  (iv) distribution expenses for PRODUCT in the PROFIT SHARING TERRITORY (including monies paid to THIRD PARTIES),
                  (v) REIMBURSABLE MARKETING EXPENSES for PRODUCT in the PROFIT SHARING TERRITORY,
                  (vi) THIRD PARTY ROYALTIES for PRODUCT in the PROFIT SHARING TERRITORY,
                  (vii) cost of out-of-date, spoiled, lost or destroyed FINAL FORM PRODUCT for the PROFIT SHARING TERRITORY.
                  (viii) RECALL EXPENSE for PRODUCT in the PROFIT SHARING TERRITORY,
                  (ix) insurance premiums payable for PRODUCT for the PROFIT SHARING TERRITORY, including product liability insurance but excluding product liability expenses, such as the cost of defense, settlement and damage awards.
                  (x) amounts paid for co-promotion under Section 3.9.

1.23     "EMEA" shall mean the European Medicines Evaluation Agency.

1.24 "FILLED PRODUCT" means PRODUCT manufactured in accordance with the SPECIFICATIONS that is filled but not packaged and labeled.

1.25 "FINAL FORM PRODUCT" shall mean PRODUCT in accordance with the SPECIFICATIONS that is fully formulated, in final form packaged and labeled for ultimate consumer use.

1.26 "FIRM ORDER" means an order for PRODUCT placed with L&I that cannot be reduced.

1.27 "FIRST COMMERCIAL SALE" of PRODUCT shall mean the first sale for use or consumption by the general public of such PRODUCT in the United States after AGENCY approval of the PRODUCT has been granted.

1.28     "GAAP" shall mean United States Generally Accepted Accounting
         Principles.

1.29     "ILEX" means ILEX Oncology, Inc., a Delaware corporation.

1.30     "INDICATION(S)" means the CLL INDICATION and OTHER INDICATIONS.

1.31     "LEUKOSITE" means LeukoSite, Inc., a Delaware corporation.

1.32     "MAJOR COUNTRIES" means Germany, France, Italy, Spain and United
         Kingdom.

1.33     "MARKETING COMMITTEE" shall mean the MARKETING COMMITTEE of Section
         3.1(a).



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1.34     "MARKETING EXPENSES" shall mean all costs and expenses incurred by the
         AFFILIATE of DISTRIBUTOR that distributes in the PROFIT SHARING TERRITORY for marketing associated with launch, advertising and sales promotion (including, without limitation, expenses of patient programs such as those involving compassionate use, indigents, uninsured and underinsured, training, disease information and management, and compliance; expenses related to promotional publications, space or time in various media, direct mail campaigns, samples, advertising agency fees and other promotional activities); phase IV studies (whether or not required by a regulatory agency). Such expenses include allocated maintenance and depreciation costs for building space directly dedicated to the marketing of a PRODUCT, but exclude costs and charges relating to unused capacity, marketing of other products, and amortization of property, plant and equipment not directly related to marketing of a PRODUCT, in each case determined in accordance with GAAP. MARKETING EXPENSE does not include SELLING EXPENSES. In each YEAR, MARKETING EXPENSES deductible against EARNINGS shall not exceed the amount in the MARKETING PLAN.

1.35     "MARKETING PLAN" means the MARKETING PLAN of Section 3.1.

1.36 "MSL" means medical science liaison staff members who contact key thought leaders in oncology to initiate or conduct medical and scientific dialog with respect to PRODUCT.

1.37 "NET SALES" shall mean with respect to PRODUCT that sum determined by deducting from the gross amount invoiced by DISTRIBUTOR or its AFFILIATES or any of their SUBDISTRIBUTORs for PRODUCT sold for use in the TERRITORY in an arms length transaction to customers who are not AFFILIATES of DISTRIBUTOR or their SUBDISTRIBUTORs: (i) transportation charges and insurance charges relating thereto; (ii) trade, quantity or cash discounts, to the extent allowed; (iii) rebates, chargebacks, credits or allowances, if any, given or made on account of price adjustments, or returns, to the extent made; (iv) any and all Federal, state or local government rebates, whether in existence now, or enacted at any time during the term of this AGREEMENT, to the extent made; (v) any tax (not including income taxes or similar taxes), customs duty, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use of the PRODUCT; and (vi) reasonable allowance for bad debts not to exceed one percent of gross amount invoiced; in each case determined in accordance with DISTRIBUTOR'S normal internal accounting practices and GAAP (or, in the case of DISTRIBUTOR'S non-United States business, International Accounting Standards.)

         For the purpose of calculating NET SALES, the PARTIES recognize that
         (a) a DISTRIBUTOR'S customers may include entities in the chain of commerce who enter into agreements with DISTRIBUTOR as to price even though title to the PRODUCT does not pass directly from DISTRIBUTOR to such customers, and even though payment for such PRODUCT is not made by such customers directly to DISTRIBUTOR; and (b) in such cases chargebacks paid by DISTRIBUTOR to or through a THIRD PARTY (such as a wholesaler) can be deducted by a DISTRIBUTOR from gross revenue in order to



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         calculate a DISTRIBUTOR'S Net Sales. Any deductions listed above which involve a payment by a DISTRIBUTOR shall be taken as a deduction against aggregate sales for the period in which the payment is made or deduction is taken.

         In the event that DISTRIBUTOR or its AFFILIATES sells through or to a SUBDISTRIBUTOR, or DISTRIBUTOR sells through an AFFILIATE, then NET SALES shall be calculated based on the amount invoiced by DISTRIBUTOR or its AFFILIATES or their SUBDISTRIBUTOR to an entity that is not an AFFILIATE or SUBDISTRIBUTOR.

1.38     "OPT OUT OPTION" shall have the meaning set forth in Section 12.1
         (c)(ii).

1.39 "OTHER CANCER INDICATION(S)" means the treatment of cancer, other than a CLL INDICATION, in humans. For the avoidance of doubt, it is agreed that transplantation procedures in humans for the treatment of cancer constitutes an OTHER CANCER INDICATION.

1.40 "OTHER INDICATIONS" means OTHER CANCER INDICATIONS and OTHER NON-CANCER INDICATIONS.

1.41 "OTHER NON-CANCER INDICATION(S)" means one or more of the following indications: the treatment of rheumatoid arthritis in humans; the treatment of multiple sclerosis in humans; therapeutic indications in human transplantation (other than for treatment of cancer); and any other indications as to which L&I obtains rights under the BTG AGREEMENT, in each case other than the CLL INDICATION or OTHER CANCER INDICATIONS.

1.42 "OTHER TERRITORY" shall mean all countries of the TERRITORY other than the PROFIT-SHARING TERRITORY.

1.43     "PARTY(IES)" shall mean DISTRIBUTOR and/or L&I, as the case may be.

1.44 "PAYMENT AMOUNT" means for PRODUCT for an OTHER NON-CANCER INDICATION ******(2) percent of the aggregate of (i) total sales for all PRODUCT for such INDICATION in the YEAR that has the highest total sales therefor in the United States in any YEAR of the first five YEARS after initial launch of a PRODUCT for such INDICATION in the United States and (ii) total sales for all PRODUCT for such INDICATION in the YEAR that has the highest total aggregate sales therefor in countries of the TERRITORY other than the United States in any YEAR of the first five YEARS after initial launch of a PRODUCT for such INDICATION in Europe.

-------------------
         (2) "Confidential treatment requested: material has been omitted and filed separately with the Commission".



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1.45     "PRELIMINARY DEVELOPMENT PLAN" means a compilation of information and/or data of the type that is sufficient to conduct a pre-IND meeting with the FDA for PRODUCT for an OTHER NON-CANCER INDICATION.

1.46 "PRELIMINARY WORK PLAN" means a plan for performing non-clinical or exploratory clinical research, including a budget, with respect to PRODUCT for an OTHER NON-CANCER INDICATION.

1.47 "PRIME" means "prime rate" as publicly announced by the Bank of America National Trust and Savings Association in San Francisco as its prime rate as set forth on the REUTERS screen (USPRIME1). Interest shall be calculated on the actual number of days elapsed over a 365 -day year.

1.48 "PRODUCT" shall mean the humanized antibody directed against CD-52 known as Campath 1H and any product containing such antibody as an active ingredient.

1.49     "PROFIT SHARING TERRITORY" means the United States of America.

1.50 "RECALL EXPENSE" shall mean the cost and expense for recall or market withdrawal of PRODUCT in the PROFIT SHARING TERRITORY required or requested by a governmental authority having jurisdiction thereover or as a result of a decision of the MARKETING COMMITTEE, including, but not limited to, expenses incurred for replacement of PRODUCT, all in accordance with GAAP.

1.51 "REIMBURSABLE MARKETING EXPENSES" shall mean the MARKETING EXPENSES incurred in the PROFIT-SHARING TERRITORY with respect to PRODUCT for an INDICATION prior to launch thereof incurred by the AFFILIATE of DISTRIBUTOR that is distributing PRODUCT in the PROFIT-SHARING TERRITORY, with one-eighth (1/8) of the aggregate thereof being charged against EARNINGS for the PRODUCT for the CLL INDICATION in each of the eight CALENDAR QUARTERS after launch thereof. The REIMBURSABLE MARKETING EXPENSES for the CLL INDICATION shall not exceed ****** ******(3). For OTHER INDICATIONS, the maximum amount shall be determined by the MARKETING COMMITTEE.

1.52 "SELLING EXPENSES" means the aggregate amount of all direct incremental expenses incurred for the sales force and sales force management by the AFFILIATE of DISTRIBUTOR that is distributing PRODUCT in the PROFIT-SHARING TERRITORY, all in accordance with GAAP and all only as they relate to sale of PRODUCT for an INDICATION in the PROFIT-SHARING TERRITORY, including but not limited to salaries, commissions, sales incentive payments, sales training

-------------------
         (3) "Confidential treatment requested: material has been omitted and filed separately with the Commission".


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         expenses, and travel expenses. The SELLING EXPENSES deductible against
         EARNINGS for each YEAR for PRODUCT for the CLL INDICATION shall not exceed the lesser of the amount in the MARKETING PLAN or ******(3) (proportionately adjusted for part of a YEAR) which ******(4) limit shall be adjusted by applying the following factor:

                           BA * CPI
                           BCPI
         BA       =        *************************************************(5)
                           BCPI =        the Bureau of Labor Statistics Consumer
                           Price Index for All Urban Consumers;  All cities;
                           All Items for January 1, 2000; and
                           CPI =         the Bureau of Labor Statistics Consumer
                           Price Index for All Urban Consumers; All cities; All
                           Items for January of the current year.

         For all OTHER INDICATIONS, the amount deductible in a YEAR against EARNINGS shall not exceed the amount in the MARKETING PLAN.

1.53 "SPECIFICATIONS" shall have the meaning set forth in Section 1.9 of the BI AGREEMENT.

1.54 "SUBDISTRIBUTOR" shall mean an entity other than an AFFILIATE through which DISTRIBUTOR routinely conducts all of its sales business of PRODUCT in a particular country of the TERRITORY, and which entity assumes the marketing, promotional, distribution and sales obligations of DISTRIBUTOR in any country. SUBDISTRIBUTOR excludes THIRD PARTIES such as wholesalers, pharmacists, hospitals, and health management organizations.

1.55 "TERRITORY" shall mean all countries of the world except those of Appendix C.

1.56 "THIRD PARTY" shall mean a person or entity other than DISTRIBUTOR, L&I, LEUKOSITE, ILEX or their respective AFFILIATES.

1.57 "THIRD PARTY ROYALTIES" shall mean the BTG ROYALTIES and any other royalties payable to THIRD PARTIES pursuant to the THIRD PARTY agreements listed in Appendix G as of the Effective Date, or subsequently added thereto with the consent of the DISTRIBUTOR in respect of sales of the PRODUCT by the DISTRIBUTOR, its AFFILIATES and SUBDISTRIBUTORS

1.58     "TRADEMARK" shall mean CAMPATH(R).

---------------------
         (4) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (5) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".


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1.59     "YEAR" shall mean the 12-month period beginning on January 1, except that the initial YEAR shall extend from the Effective Date until December 31st of the calendar year of the Effective Date (such that it may include less than 12 months).

2.       APPOINTMENT

2.1      GRANT OF DISTRIBUTION RIGHTS.

         (a) L&I hereby appoints DISTRIBUTOR as the exclusive distributor of the PRODUCT in the TERRITORY for use only in the TERRITORY for the CLL INDICATION and for OTHER INDICATIONS, each for the term set forth in Article 18 (unless earlier terminated pursuant to this AGREEMENT), and DISTRIBUTOR accepts such appointment.

         (b) DISTRIBUTOR agrees that DISTRIBUTOR (i) will sell and distribute PRODUCT in the TERRITORY only for the INDICATIONS for which DISTRIBUTOR retains distribution rights under this AGREEMENT; (ii) will only sell in the TERRITORY PRODUCT which is purchased from L&I; and (iii) will only sell PRODUCT in the TERRITORY under the TRADEMARK.

         (c) DISTRIBUTOR agrees to distribute the PRODUCT for an INDICATION only in accordance with the terms, conditions and purposes of this AGREEMENT, and, in the PROFIT-SHARING TERRITORY, only in accordance with the MARKETING PLAN therefor.

2.2      LIMITATION ON DISCOUNTING.

         DISTRIBUTOR agrees that DISTRIBUTOR will not without L&I's written consent discount the selling price of PRODUCT in order to promote the sales of other products of DISTRIBUTOR and that it will conduct all price negotiations in good faith on an arms length basis provided, however, that the foregoing should not be interpreted as permitting L&I to set prices in countries of the European Union. It is expressly understood that L&I cannot provide such consent unless L&I receives the consent of BTG.

2.3      SALES THROUGH SUBDISTRIBUTORS.

         DISTRIBUTOR intends to sell PRODUCT through its AFFILIATES in countries where DISTRIBUTOR has AFFILIATES in the TERRITORY and in Germany through DISTRIBUTOR'S existing distributor Medac GmbH. L&I consents to Medac GmbH as a SUBDISTRIBUTOR. DISTRIBUTOR can sell product in the TERRITORY through SUBDISTRIBUTORs only as follows:

         (i) Without the consent of L&I, through SUBDISTRIBUTORs of DISTRIBUTOR that distribute FLUDARA(R) in countries of the TERRITORY (other than MAJOR COUNTRIES) where FLUDARA(R) is sold through SUBDISTRIBUTORs; and



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         (ii) With the consent of L&I, in all countries of the TERRITORY not included in Section 2.3(i), which consent shall not be unreasonably withheld or delayed.

3.       MARKETING IN THE PROFIT-SHARING TERRITORY

3.1      MARKETING COMMITTEE.

         (a) The marketing and selling of PRODUCT in the PROFIT SHARING TERRITORY for (i) the CLL INDICATION and (ii) OTHER INDICATIONS for which DISTRIBUTOR retains distribution rights shall be overseen by a committee composed of four members, with DISTRIBUTOR appointing two (2) members and L&I two (2) members (the "MARKETING COMMITTEE"), with a member appointed by DISTRIBUTOR being Chairman of the MARKETING COMMITTEE.

         (b) The MARKETING COMMITTEE shall meet at the call of the Chairman, but not less than once each CALENDAR QUARTER of each YEAR, at the offices of BERLEX or such other place designated by the Chairman. A quorum for the conduct of business at any meeting of the MARKETING COMMITTEE shall consist of at least one representative of DISTRIBUTOR and at least one L&I representative. L&I and DISTRIBUTOR shall each have one vote and all decisions shall be by unanimous vote.

         (c) By no later than July 1 of each YEAR, commencing with the YEAR in which a BLA for the PRODUCT for the CLL INDICATION is obtained, DISTRIBUTOR shall submit to the MARKETING COMMITTEE a proposed MARKETING PLAN for sales and marketing of each INDICATION for PRODUCT which is to be distributed by DISTRIBUTOR in the PROFIT-SHARING TERRITORY. The PARTIES will agree to a reasonable timetable for the submission of the MARKETING PLAN for the YEAR in which initial BLA approval is anticipated. Each MARKETING PLAN shall include for the following YEAR: (i) a budget, including an estimate of SELLING EXPENSES, MARKETING EXPENSES and other expenses for the PRODUCT; (ii) an estimate of PRODUCT to be ordered under
                  Section 6.1; (iii) a price range for sales of PRODUCT based on a study made by an expert selected by the MARKETING COMMITTEE; (iv) an outline of marketing and detail strategies and tactics; (v) Phase IV studies, if any, for PRODUCT for each INDICATION; and (vi) any other information reasonably requested by a member of the MARKETING COMMITTEE that is within the possession of DISTRIBUTOR.

                  The MARKETING COMMITTEE shall discuss such plan, including any proposed amendments and/or additions thereto, and shall decide upon a final plan by the end of the third CALENDAR QUARTER of the YEAR in which the plan is submitted. The final plan for each INDICATION for PRODUCT approved by the MARKETING COMMITTEE is the MARKETING PLAN for the following



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                  YEAR. The approved MARKETING PLAN shall provide for a
                  national selling effort, inclusion in the BERLEX annual action plan and in the BERLEX annual sales incentive compensation plan in a manner that does not disadvantage PRODUCT taking into consideration, without limitation, PRODUCT profile, size of the market, profit potential, approved labeling and reimbursement approval status. Once approved, a MARKETING PLAN for a YEAR can only be amended by a decision of the MARKETING COMMITTEE.

         (d) In addition to approval of the MARKETING PLAN, the MARKETING COMMITTEE shall discuss, review and monitor marketing of PRODUCT in accordance with the MARKETING PLAN therefor, discuss future planning for the marketing of PRODUCT for an INDICATION, and coordinate and implement any required recall of PRODUCT. It is specifically understood, however, that the management and direction of marketing and sales activities and the implementation of the MARKETING PLAN shall be managed by DISTRIBUTOR rather than the MARKETING COMMITTEE.

                  If the MARKETING COMMITTEE fails to reach agreement as to any matter, the PARTIES agree to exert all reasonable efforts to arrive at a mutually acceptable resolution, including a meeting between the Head of the SBU Therapeutics of BERLEX and a manager of the General Partner of L&I, and if such resolution is not reached within thirty (30) days, and subject to Section 3.2(c), DISTRIBUTOR shall have the right to make the final decision except as provided in Sections 3.1(e), 3.1(f) and 3.1(g), which decisions require the mutual consent of DISTRIBUTOR and L&I.

         (e) DISTRIBUTOR and L&I shall agree to a range of average prices of PRODUCT for an INDICATION for a YEAR by no later than November 30th of the previous YEAR, and the price charged by DISTRIBUTOR for PRODUCT for an INDICATION for a YEAR shall result in an average price therefor within the agreed to average price range for such YEAR.

         (f) DISTRIBUTOR and L&I shall agree in writing to the maximum MARKETING EXPENSES that can be charged against EARNINGS for PRODUCT for an INDICATION in a YEAR by no later than November 30th of the previous YEAR.

         (g) DISTRIBUTOR and L&I shall agree to the maximum PREMARKETING EXPENSES and the MAXIMUM SELLING EXPENSES for PRODUCT for each of the OTHER INDICATIONS for the purpose of calculating EARNINGS therefor prior to BLA approval thereof.

3.2      Marketing Effort of DISTRIBUTOR

         (a) During the term of this AGREEMENT, for each INDICATION for which there is a MARKETING PLAN, DISTRIBUTOR shall manage and direct the marketing effort for the PRODUCT pursuant to the MARKETING PLAN approved by the MARKETING

COMMITTEE. DISTRIBUTOR shall exercise commercially reasonable efforts to promote, market and sell PRODUCT in the PROFIT-SHARING TERRITORY in accordance with the MARKETING PLAN and shall maintain, at its own cost and expense, an adequate sales organization for this purpose. DISTRIBUTOR shall keep L&I advised of general market, economic and regulatory developments that may affect the sale of such PRODUCT in the PROFIT-SHARING TERRITORY.

         (b) DISTRIBUTOR agrees to provide L&I with DISTRIBUTOR'S annual sales forecast for PRODUCT to be sold in the TERRITORY for each INDICATION as to which DISTRIBUTOR retains distribution rights for the purpose of assisting L&I in its financial planning. Sales forecasts shall not be binding on DISTRIBUTOR.

         (c) With respect to PRODUCT for the CLL INDICATION in the PROFIT-SHARING TERRITORY, the MARKETING PLAN shall provide for efforts with respect to marketing and sales that are at least comparable to the efforts with respect to FLUDARA(R) prior to expiration of patent protection for FLUDARA(R), and in the first twelve (12) months after PRODUCT launch for the CLL INDICATION in the PROFIT-SHARING TERRITORY, the MARKETING PLAN shall provide for marketing and selling efforts that are at least equal to those exerted in the industry with respect to oncology products of equivalent potential for such period.


3.3      Earnings Reports.

         (a) In the PROFIT-SHARING TERRITORY, with respect to PRODUCT for the CLL INDICATION and for each OTHER INDICATION for which DISTRIBUTOR retains distribution rights, after BLA approval thereof, within thirty (30) days after the end of each CALENDAR QUARTER of each YEAR, DISTRIBUTOR shall provide L&I with a separate report of the EARNINGS for PRODUCT for each such INDICATION (either positive or negative) for the CALENDAR QUARTER. Within sixty (60) days after the end of each YEAR, DISTRIBUTOR shall provide L&I with a separate report of EARNINGS for PRODUCT for each INDICATION (either positive or negative) in the PROFIT-SHARING TERRITORY. Each CALENDAR QUARTER and YEAR report shall contain the following information:

                           (i) Quantity of PRODUCT sold by DISTRIBUTOR, and its
                  AFFILIATES and if applicable, its SUBDISTRIBUTORs.
                           (ii) Total amount invoiced for PRODUCT;

                           (iii) Calculation of NET SALES.
                           (iv) A separate calculation for each of items (i) to
                  (x) to be deducted from EARNINGS;
                           (v) Calculation of amount due to or to be paid by L&I under Section 3.4 or 3.5, as the case may be; and

                           (vi) Any other information reasonably requested by
                  L&I and within the possession of DISTRIBUTOR for determining amount due to or to be paid by L&I.


         (b) The reports for each YEAR shall be audited reports and shall be charged against EARNINGS.

3.4      QUARTERLY PAYMENT OF APPROPRIATE PERCENTAGE.

         (a) In the PROFIT-SHARING TERRITORY, for each CALENDAR QUARTER in which the EARNINGS for PRODUCT for the CLL INDICATION are positive, and subject to Section 3.7, for each CALENDAR QUARTER in which the EARNINGS for PRODUCT for an OTHER INDICATION for which DISTRIBUTOR retains distribution rights are positive, BERLEX shall pay to L&I its APPROPRIATE PERCENTAGE of such positive EARNINGS for each such INDICATION within sixty (60) days after the end of the applicable CALENDAR QUARTER or thirty (30) days after the delivery of the report of EARNINGS for such CALENDAR QUARTER, whichever is earlier.

         (b) For the PROFIT-SHARING TERRITORY for each CALENDAR QUARTER in which the EARNINGS for a PRODUCT for the CLL INDICATION are negative and, subject to Section 3.7, in each CALENDAR QUARTER in which the EARNINGS for PRODUCT for OTHER INDICATIONS for which DISTRIBUTOR retains distribution rights are negative, L&I shall pay to DISTRIBUTOR the APPROPRIATE PERCENTAGE of such negative EARNINGS for each such INDICATION within sixty (60) days after L&I receives the report under
                  Section 3.3 that includes such negative EARNINGS.

3.5      YEARLY PAYMENT OF APPROPRIATE PERCENTAGE.

         With respect to the PROFIT-SHARING TERRITORY, within sixty (60) days of the end of each YEAR, DISTRIBUTOR shall separately determine EARNINGS for PRODUCT for the YEAR for the CLL INDICATION and, subject to Section 3.7, for each OTHER INDICATION as to which DISTRIBUTOR retains distribution rights and L&I shall receive or pay the APPROPRIATE PERCENTAGE of the EARNINGS therefor for the applicable YEAR, adjusted for the aggregate of the amounts received and/or paid by L&I under Section 3.4 for the CALENDAR QUARTERS of the appropriate YEAR. Any payment due from DISTRIBUTOR shall be made within ninety
         (90) days of the end of the applicable YEAR, or thirty (30) days after delivery of the report of EARNINGS for such YEAR, whichever is earlier. Any payment due to DISTRIBUTOR shall be made within thirty
         (30) days after L&I receives the yearly report under Section 3.3.

3.6      CREDIT TOWARD LOAN BALANCE.

         For each YEAR in which EARNINGS are positive, beginning five YEARS after launch of PRODUCT for an INDICATION in the PROFIT-SHARING TERRITORY, until the outstanding portion of the loans made pursuant to
         Section 9.1(a) and the interest thereon is repaid, in addition to the amounts payable under Section 3.4 and 3.5, L&I shall be credited with an additional ******(6) percent of positive EARNINGS for PRODUCT for each INDICATION, if any, within sixty (60) days after the end of the YEAR, which DISTRIBUTOR shall retain and apply to repayment of the outstanding portion of the loan and interest thereon made pursuant to
         Section 9.1(a).

3.7      PAYMENT IN LIEU OF EARNINGS.

         In the event that L&I does exercise its OPT OUT OPTION with regard to development of PRODUCT for an OTHER NON-CANCER INDICATION in the PROFIT SHARING TERRITORY, and DISTRIBUTOR continues such funding and BLA approval for PRODUCT for such OTHER NON-CANCER INDICATION is obtained, L&I shall not be required to make or entitled to receive payments under Sections 3.4 and 3.5 based on EARNINGS in the PROFIT SHARING TERRITORY, and in lieu thereof, L&I shall receive ******(7) percent of NET SALES of PRODUCT for such OTHER INDICATION in the PROFIT SHARING TERRITORY which shall be due and payable with respect to NET SALES thereof in a CALENDAR QUARTER within sixty (60) days after the end of the CALENDAR QUARTER. In addition, the report due under Section 3.3 for a PRODUCT for such OTHER NON-CANCER INDICATION may only include items (i), (ii), (iii) and (vi) and a calculation of the amount due under this Section 3.7.

3.8      RECORDKEEPING BY DISTRIBUTOR.

         DISTRIBUTOR shall keep, and shall cause each of its AFFILIATES to keep, and if applicable, their SUBDISTRIBUTORs, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating EARNINGS and NET SALES and all payments payable to L&I in the PROFIT-SHARING TERRITORY for PRODUCT sold in the PROFIT-SHARING TERRITORY. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant selected by L&I

-------------------
         (6) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (7) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

         and reasonably acceptable to DISTRIBUTOR upon reasonable notice during normal business hours at L&I's expense for the sole purpose of verifying payments or compliance with this AGREEMENT, but in no event (subject to Section 13.16) more than once in each YEAR. All information and data offered shall be used only for the purpose of verifying payments. In the event that such inspection shall indicate that in any YEAR the payments which should have been paid by DISTRIBUTOR are at least five percent (5%) greater than those which were actually paid by DISTRIBUTOR, or that, in the case of negative EARNINGS, the amounts that were paid by L&I to DISTRIBUTOR are at least five percent (5%) more than those that should have been paid by L&I, then DISTRIBUTOR shall pay the cost of such inspection. All underpayments and overpayments are immediately due and payable.

3.9      CO-PROMOTION.

         (a) L&I shall have the right itself and/or to designate one or more of either LEUKOSITE or ILEX to co-promote with DISTRIBUTOR or its AFFILIATE, as the case may be, in the PROFIT-SHARING TERRITORY, PRODUCT for the CLL INDICATION and OTHER CANCER INDICATIONS by written notice to DISTRIBUTOR at least six (6) months prior to the contemplated initiation of such co-promotion.

         (b) The co-promoting PARTY shall co-promote such PRODUCT in a YEAR in accordance with the approved MARKETING PLAN for such YEAR through MSL activities. The number of personnel employed to co-promote shall not exceed twelve in the United States, and shall only conduct activities similar to those conducted by BERLEX'S MSL staff. DISTRIBUTOR and L&I will coordinate the activities of the L&I MSL staff to optimize utilization and avoid duplication of effort.

         (c) For each CALENDAR QUARTER, DISTRIBUTOR shall pay to the co-promoting PARTY direct expenses for the MSL force and MSL force management, all only as it relates to co-promotion of PRODUCT under this Section 3.9 which shall be due and payable sixty (60) days after submission of an invoice therefor, but shall not exceed the average cost incurred by BERLEX for its own MSL staff members assigned to PRODUCT for an oncology indication. DISTRIBUTOR shall have the right to audit the expenses charged to DISTRIBUTOR pursuant to this Section on the same terms set forth in Section 6.12 for L&I's audits of DISTRIBUTOR.

         (d)      L&I shall have the right to terminate the co-promotion by six
                  (6) months' prior written notice.

3.10     PAYMENT OF INSURANCE PREMIUMS

         DISTRIBUTOR shall pay the cost and expense of insurance premiums for L&I with respect to PRODUCT in the PROFIT SHARING TERRITORY, including product liability insurance but excluding product liability expenses, such as the cost of defense, settlement and damage, within thirty (30) days of invoice therefor. The payment made under this Section 3.10 shall be deductible against EARNINGS.

4.       MARKETING IN THE OTHER TERRITORY

4.1      SALES FORECAST

         The DISTRIBUTOR agrees to provide L&I with DISTRIBUTOR'S annual sales forecast for PRODUCT to be sold in the OTHER TERRITORY for each INDICATION as to which DISTRIBUTOR retains distribution rights for the purpose of assisting L&I in its financial planning. Sales forecasts shall not be binding on the DISTRIBUTOR.

4.2      MARKETING EFFORTS

         (a) In MAJOR COUNTRIES, DISTRIBUTOR shall exert reasonable commercial efforts to market and sell PRODUCT for each INDICATION in each country in which such PRODUCT is approved for sale. Such reasonable commercial efforts shall take into consideration, without limitation, PRODUCT profile, size of the market, profit potential, approved labeling, reimbursement approval status, and other factors that a reasonable business person would take into consideration in determining the extent of effort to exert in the marketing and selling of PRODUCT.

         (b) In countries of the OTHER TERRITORY which are not MAJOR COUNTRIES, DISTRIBUTOR shall notify L&I, in writing, as to whether it intends to pursue commercialization of a PRODUCT for an INDICATION as to which DISTRIBUTOR retains distribution rights no later than ninety (90) days after regulatory approval thereof in Europe. With respect to any countries as to which DISTRIBUTOR does not provide such written notice, or, having given notice, subsequently notifies L&I of an intention not to pursue commercialization, L&I or DISTRIBUTOR shall have the right to grant distribution rights in such country to a THIRD PARTY by sixty (60) days' prior written notice to the other, identifying the country(ies), the THIRD PARTY and the terms and conditions thereof. Unless the PARTY receiving the notice provides reasonable written objection thereto within such sixty (60) day period on the basis that the granting of such rights will adversely affect marketing and sale of PRODUCT for such INDICATION in a country in which PRODUCT is being, or is to be, distributed by DISTRIBUTOR, or to the terms and conditions of the distribution rights, then such distribution rights shall be granted to such THIRD PARTY and L&I, and DISTRIBUTOR shall share, on a ****** ******(8) basis, respectively, the costs and benefits incurred with respect to the granting of such distribution rights.

--------------------
         (8) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

         (c) With respect to PRODUCT for an INDICATION to which SCHERING has distribution rights, SCHERING agrees to provide to L&I a separate marketing plan for PRODUCT for each INDICATION for each MAJOR COUNTRY of the OTHER TERRITORY and an aggregate marketing plan for all other countries of the OTHER TERRITORY for each YEAR by October 1 of the previous YEAR, which marketing plan shall contain information similar to that included in marketing plans for DISTRIBUTOR'S product in such countries that qualify for primary promotion (for example FLUDARA(R)) and within sixty (60) days after the end of each YEAR, DISTRIBUTOR shall provide L&I with a written report with respect to the results for the applicable YEAR as compared to the marketing plan for the applicable YEAR for each country in the OTHER TERRITORY for PRODUCT for each INDICATION.

5.       ORPHAN DRUG EXCLUSIVITY.

         (a) To the fullest extent permitted by law, the PARTIES agree that DISTRIBUTOR will have the right to claim and use any taxation credits (accruing to DISTRIBUTOR after the Effective
                  Date), deductions or other taxation benefits available as a result of funding by DISTRIBUTOR, in whole or part, of clinical studies for an INDICATION for PRODUCT that has been designated as an orphan indication by FDA, and similar taxation benefits available in other countries of the TERRITORY. L&I agrees that it will take such reasonable actions as DISTRIBUTOR may request to permit DISTRIBUTOR to obtain such taxation benefits, including without limitation sharing with DISTRIBUTOR ownership of orphan drug petitions, designations, and grants of exclusivity; provided, however, that L&I shall not be required by this Section to share with DISTRIBUTOR ownership or sponsorship of any BLA for PRODUCT. With respect to any transfer of rights or ownership under this Section 5, such transfer shall be made in a manner such that such rights and/or ownership by DISTRIBUTOR is automatically terminated when DISTRIBUTOR'S rights to PRODUCT for the applicable INDICATION are terminated under this AGREEMENT. For avoidance of doubt, the PARTIES state that if L&I has complied with the requirements of this Section, L&I shall have no liability to DISTRIBUTOR in the event that DISTRIBUTOR is unable to avail itself of favorable taxation treatment contemplated by this Section.

         (b) DISTRIBUTOR shall have the right to nominate one or more of DISTRIBUTOR'S AFFILIATES to exercise the rights set forth in this section.

6.       PURCHASE OF PRODUCTS

6.1      PURCHASE AND SALE REQUIREMENTS.

         (a) Subject to Section 6.3 and Section 8, L&I shall sell and DISTRIBUTOR shall purchase an amount of FINAL FORM PRODUCT or FILLED PRODUCT as applicable for INDICATIONS equal to DISTRIBUTOR'S requirements in the TERRITORY.

         (b) Subject to availability of FINAL FORM PRODUCT or FILLED PRODUCT as applicable from L&I, DISTRIBUTOR shall maintain sufficient inventories of PRODUCT to enable DISTRIBUTOR to effectively satisfy demand for PRODUCT in the TERRITORY.

         (c) Unless otherwise agreed between the PARTIES, L&I shall sell and DISTRIBUTOR shall purchase PRODUCT as FINAL FORM PRODUCT for sale in the PROFIT-SHARING TERRITORY and as FILLED PRODUCT for production of FINAL FORM PRODUCT for sale in the OTHER TERRITORY.

         (d) DISTRIBUTOR shall purchase from L&I 60,000 ampoules of FILLED PRODUCT in October 1999; 90,000 ampoules of FILLED PRODUCT in January 2000, and 60,000 ampoules of FILLED PRODUCT in April 2000. With respect to the FILLED PRODUCT purchased under this
                 Section 6.1(d), title to and risk of loss with respect to FILLED PRODUCT shall pass to DISTRIBUTOR when produced by BI. BI shall maintain possession of the FILLED PRODUCT until DISTRIBUTOR requests shipment thereof as FINAL FORM PRODUCT or FILLED PRODUCT. DISTRIBUTOR shall pay to L&I the COST OF GOODS for the FILLED PRODUCT that has been incurred as of such time within thirty (30) days of invoice therefor, which shall be no earlier than the date that FILLED PRODUCT is produced by BI. FILLED PRODUCT purchased under this Section 6.1(d) that is to be sold by DISTRIBUTOR in the PROFIT-SHARING TERRITORY shall be converted to FINAL FORM PRODUCT by BI. FILLED PRODUCT that is purchased by DISTRIBUTOR that is to be sold in the OTHER TERRITORY shall be converted to FINAL FORM PRODUCT by DISTRIBUTOR. At the time of shipment of PRODUCT to DISTRIBUTOR under this Section 6.1(d), DISTRIBUTOR shall pay to L&I the COST OF GOODS therefor, less any portion of COST OF GOODS previously paid under this Section 6.1(d). The COST OF GOODS of such ampoules sold in the PROFIT-SHARING TERRITORY shall be charged against EARNINGS when sold. DISTRIBUTOR and L&I agree that they will cooperate with each other and use all reasonable efforts to obtain the agreement of BI to reduce the quantity that is to be purchased under this Section 6.1(d). In the event that a surcharge is paid to BI under the BI AGREEMENT for failure to make the minimum purchases required by Section 2.8 of the BI AGREEMENT in the first full YEAR after launch of the PRODUCT, then as to the portion of the minimum purchase deficiency that results from the purchase of excess inventory under Section 6.1(d), DISTRIBUTOR shall have the right to credit one-twentieth of the amount paid by DISTRIBUTOR for such portion under Section 8.2(iv) against amounts to be paid to L&I under Section 3.4(a) for the first twenty CALENDAR QUARTERS. If EARNINGS in any such first twenty CALENDAR QUARTERS should be negative, the amount payable by L&I to DISTRIBUTOR pursuant to
                 Section 3.4(b) will be increased by one-
                  twentieth of the amount paid by DISTRIBUTOR for such portion under Section 8.2(iv).

6.2      CERTAIN PACKAGING AND LABELING BY DISTRIBUTOR.

         (a) In view of DISTRIBUTOR'S expertise in the production and release of pharmaceutical products, and taking into account DISTRIBUTOR'S experience in dealing with and proximity to BI, it is agreed that DISTRIBUTOR shall carry out the following activities in respect of PRODUCT to be sold in the OTHER
                  TERRITORY: (i) labeling and packaging of FILLED PRODUCT to produce FINAL FORM PRODUCT; and (ii) quality assurance and quality control services necessary to provide for final release of FINAL FORM PRODUCT. Only DISTRIBUTOR'S direct costs and expenses with respect to the activities to be performed pursuant to this Section 6 (including loss for normal packaging losses) shall be COST OF GOODS for Section 6.7(a)(v).

         (b) With respect to the services described in Section 6.2(a), DISTRIBUTOR warrants and represents that the FINAL FORM PRODUCT to be produced by DISTRIBUTOR for L&I hereunder shall be labeled, packaged and released in accordance with the SPECIFICATIONS, and such services shall be performed according to Good Manufacturing Practices standards and known and published standards of EMEA applicable as of the time the activities performed by DISTRIBUTOR are undertaken, and in accordance with all other laws, rules and regulations applicable in the country where the activities are performed. DISTRIBUTOR further warrants and represents that the activities being performed by DISTRIBUTOR shall not result in any lien or claim on PRODUCT which affects title. DISTRIBUTOR makes no other warranties and representations with respect to the activities to be performed by DISTRIBUTOR pursuant to this Section.

6.3      PRIORITY IN SUPPLY.

         L&I shall use commercially reasonable efforts to satisfy DISTRIBUTOR'S requirements for FINAL FORM PRODUCT or FILLED PRODUCT as applicable. However, L&I's obligation to supply FINAL FORM PRODUCT or FILLED PRODUCT, as applicable, under Section 6.1 hereof shall at all times be subject to the condition that L&I is able to obtain a sufficient supply of such PRODUCT for sale both inside and outside of the TERRITORY. In the event that PRODUCT available to L&I is in short supply, L&I shall notify DISTRIBUTOR of such shortage as soon as possible. In the event there is a short supply of PRODUCT and L&I cannot supply PRODUCT to DISTRIBUTOR in an amount equal to DISTRIBUTOR'S FIRM ORDER, then L&I shall allocate available PRODUCT to DISTRIBUTOR in each month that such a shortfall exists in an amount equal to the product of (i) the amount of available PRODUCT for that month (and in each month thereafter until the shortfall to DISTRIBUTOR is remedied) and (ii) a fraction the numerator of which is the aggregate quantity of FIRM ORDERS made by DISTRIBUTOR over the subsequent twelve (12) month period including the shortfall months and (y) the aggregate quantity of PRODUCT over the same twelve
         (12) month period required by L&I outside the TERRITORY by reference to FIRM ORDERS placed with THIRD PARTY manufacturers for L&I's requirements.

6.4      TITLE, RISK.

         (a) Except as provided in Section 6.1(d), title to FINAL FORM PRODUCT or FILLED PRODUCT sold hereunder shall pass to DISTRIBUTOR when L&I delivers FINAL FORM PRODUCT or FILLED PRODUCT to DISTRIBUTOR. Except as provided in Section 6.1(d), risk of loss of or damage to FINAL FORM PRODUCT or FILLED PRODUCT shall pass to DISTRIBUTOR upon delivery to DISTRIBUTOR. The cost of freight and insurance for delivery of PRODUCT (either as FILLED PRODUCT or as FINAL FORM PRODUCT to DISTRIBUTOR'S designated destination shall be paid by L&I. The common carrier shall be designated by DISTRIBUTOR.

         (b) In the United States, DISTRIBUTOR shall maintain or cause any person or entity that is in possession of PRODUCT to maintain insurance against loss or destruction of PRODUCT, or in the alternative have in place a reasonable program of self insurance. Insurance premiums for such insurance of DISTRIBUTOR may be deducted from EARNINGS.

6.5      SUPERIORITY OF AGREEMENT.

         The PARTIES agree that the provisions of this AGREEMENT shall prevail over any inconsistent statements or terms contained in any other documents passing between the PARTIES, such as, but not limited to, any purchase order, acknowledgement, confirmation or notice.

6.6      PRICE FOR PROFIT-SHARING TERRITORY.

         The price for PRODUCT sold to DISTRIBUTOR for sale in the PROFIT SHARING TERRITORY shall be the COST OF GOODS for FINAL FORM PRODUCT, and shall be due and payable within thirty (30) days of invoice therefor, which shall be no earlier than date of shipment of FINAL FORM PRODUCT.

6.7      PRICE FOR OTHER TERRITORY.

         (a) The price of PRODUCT to be sold in the OTHER TERRITORY shall be the sum of:

                  (i) The COST OF GOODS for FILLED PRODUCT which shall be due and payable within thirty (30) days of invoice therefor, which shall be no earlier than date of shipment of FILLED PRODUCT ; plus

                  (ii) Subject to sub-sections 6.7(a)(iii), (iv) and (v) below, ******(9) of NET SALES of PRODUCT for an INDICATION sold in a country in the OTHER TERRITORY.

                  (iii) In the event that L&I exercises its OPT-OUT OPTION in respect of a PRODUCT for an OTHER NON-CANCER INDICATION, the portion of the price to be paid under Section 6.7(a)(ii) shall be reduced to ******(10).

                  (iv) In the event that one or more THIRD PARTY(IES) sells a generic equivalent of PRODUCT for an INDICATION in any country of the OTHER TERRITORY in any YEAR in an aggregate amount such that the quantity of units of PRODUCT sold by the generic intruder is equal to at least twenty percent (20%) of DISTRIBUTOR's sales volume of units of PRODUCT for such INDICATION in such country for such YEAR (such test to be calculated using an equivalent volume of PRODUCT per unit, as measured by IMS data, or data of another market research company agreed by the PARTIES if IMS data are not available), the portion of the price to be paid under Section 6.7(a)(ii) above shall be reduced to ******(11) for such PRODUCT for such INDICATION in such country of such YEAR or pro-rated part thereof, as applicable. The adjustment required by the preceding portion of this Section 6.7(a)(iv) shall be made by adjusting the payment for the last CALENDAR QUARTER for the applicable YEAR. In the event that DISTRIBUTOR can demonstrate that the portion of the price paid for PRODUCT for an INDICATION in a country in a YEAR under this Section 6.7(a)(iv) is more than ******(12) times the amount earned by DISTRIBUTOR (calculated in a manner similar to EARNINGS), then the payment for that

-----------------
         (9) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (10) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (11) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (12) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."

                           YEAR for PRODUCT for that INDICATION in such country under this Section 6.7(a)(iv) shall be adjusted by adjusting such payment for the last CALENDAR QUARTER so that such payments for that YEAR are no greater than ******(13) times such earnings. In the event that the circumstances described in Section 6.7(a)(iii) and 6.7(a)(iv) both apply, the payment for the relevant YEAR for PRODUCT in the relevant country and relevant INDICATION shall be the lower of the two rates applicable under such two Sections.

                                    (v) In the event that in a CALENDAR QUARTER
                           in a country in the OTHER TERRITORY the sum of the COST OF GOODS (which includes the limitation of Section 6.2(a)) and THIRD PARTY ROYALTIES (including royalties paid pursuant to Section 13.14) for a PRODUCT in such CALENDAR QUARTER exceeds ******(14) of NET SALES in such country, then the amount to be paid therefor under Section 6.7(a)(ii) shall be reduced by subtracting therefrom ******(15) for each one percent by which such sum exceeds ******(16). For example, if the royalty rate is ******(17) and the sum is ******(18), then the ******(19) from Section 6.7(a)(ii) is reduced to ******(20). This Section 6.7(a)(iv) is not applicable to payments under
                           Section 6.7(a)(ii) that have been reduced under
                           Section 6.7(a)(iv) The adjustment required by this
                           Section 6.7(a)(v) shall be made within sixty (60) days after the end of each YEAR for each applicable CALENDAR QUARTER of such YEAR.

6.8      THIRD PARTY ROYALTIES.

         (a) In addition to any other payments due under this AGREEMENT in the TERRITORY, DISTRIBUTOR shall reimburse to L&I all THIRD PARTY ROYALTIES for the CLL INDICATION and for OTHER INDICATIONS as to

--------------------
         (13) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (14) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (15) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (16) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (17) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (18) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (19) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (20) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

                  which DISTRIBUTOR retains distribution rights. L&I shall provide to DISTRIBUTOR a schedule specifying when such THIRD PARTY ROYALTIES are payable, and DISTRIBUTOR shall make such payments to L&I at least fifteen (15) days prior to the time that L&I is required to make such THIRD PARTY payment.

         (b) In the event that it is necessary for L&I to enter into a license agreement with a THIRD PARTY in order for DISTRIBUTOR to be able to sell or continue to sell PRODUCT in the TERRITORY or for L&I to supply PRODUCT to DISTRIBUTOR, L&I shall notify DISTRIBUTOR as soon as it becomes aware of such necessity. L&I shall negotiate such license agreement in good faith taking into account any comments made by DISTRIBUTOR. A THIRD PARTY shall be added to Appendix G only with the consent of DISTRIBUTOR, which consent shall not be unreasonably withheld or delayed. Any disagreement under this
                  Section 6.8(b) as to the reasonableness of adding a THIRD PARTY license to Appendix G shall be resolved by arbitration pursuant to Section 19.6.

         (c) In the TERRITORY, L&I agrees to pay royalties to a THIRD PARTY to the extent that DISTRIBUTOR has paid L&I royalties pursuant to this Section 6.8. Outside of the TERRITORY, L&I shall make royalty payments that are due under any license agreement that is included in Appendix G.

         (d) In the event that a THIRD PARTY disputes any royalty payment with respect to PRODUCT in the TERRITORY pursuant to a license of Appendix G, until such dispute is resolved, DISTRIBUTOR shall pay the disputed amount. DISTRIBUTOR and L&I shall cooperate in good faith to resolve such dispute so that DISTRIBUTOR is not obliged to pay THIRD PARTY ROYALTIES which L&I is not contractually obliged to pay under the applicable THIRD PARTY licenses in respect of sales of PRODUCT by DISTRIBUTOR, its AFFILIATES or their SUBDISTRIBUTORS in the TERRITORY.

6.9      PAYMENT FOR PRODUCT.

         The portion of the price for PRODUCT set forth in Section 6.7(a)(ii) shall be paid within sixty (60) days after the CALENDAR QUARTER in which PRODUCT is sold.

6.10     DELIVERY OF ACCOUNTING.

         (a) Within sixty (60) days after the end of each CALENDAR QUARTER, DISTRIBUTOR shall deliver to L&I a full and accurate accounting with respect to PRODUCT sold in the OTHER TERRITORY as follows:

                  (i) Quantity of each PRODUCT sold by transaction type (by country) by DISTRIBUTOR, and its AFFILIATES and if applicable, it's SUBDISTRIBUTORs.

                  (ii) Gross Sales.

                  (iii) Calculation of NET SALES (by country) in local currency.

                  (iv) Exchange rates for converting each local currency into U.S. Dollars for each month of the CALENDAR QUARTER.

                  (v) NET SALES in U.S. dollars in each country.

                  (vi) Calculation of total compensation payable to L&I.

                  (vii) COST OF GOODS to the extent that DISTRIBUTOR is claiming a reduction under Section 6.7(a)(v).

                  (viii) To the extent that an adjustment under Section 6.7(a)(iv) is claimed by DISTRIBUTOR, the information and accounting that demonstrates that the requirements of Section 6.7(a)(iv) have been met.

                  (ix) Any other information reasonably requested by L&I and in the possession of DISTRIBUTOR.

         (b) To the extent that CALENDAR QUARTER gross sales information of AFFILIATES and SUBDISTRIBUTORS required by Section 6.10(a) is not within the possession of DISTRIBUTOR, then DISTRIBUTOR shall be excused from reporting such gross sales on a CALENDAR QUARTERLY basis and instead for such countries the following information will be submitted in lieu of CALENDAR QUARTERLY gross sales as part of the accounting, with the CALENDAR QUARTERLY accounting for the fourth CALENDAR QUARTER, DISTRIBUTOR shall report total gross sales for the applicable YEAR for at least the MAJOR COUNTRIES and the ten
                  (10) additional countries of the OTHER TERRITORY with the highest NET SALES of PRODUCT; provided, however, that if the NET SALES of the countries of the OTHER TERRITORY for which DISTRIBUTOR reports annual gross sales in lieu of CALENDAR QUARTERLY gross sales, and the countries of the OTHER TERRITORY for which DISTRIBUTOR reports gross sales on a CALENDAR QUARTERLY basis do not equal at least seventy-five percent (75%) of the total NET SALES of the OTHER TERRITORY, then DISTRIBUTOR shall report annual gross sales of such additional countries of the OTHER TERRITORY as shall be necessary such that the countries of the OTHER TERRITORY for which DISTRIBUTOR is reporting gross sales at least on an annual basis equals or exceeds the seventy five percent (75%) test. If the foregoing sentence becomes operative for any country of the OTHER TERRITORY, then DISTRIBUTOR shall promptly make available to L&I a copy of the relevant parts of DISTRIBUTOR'S accounting handbook, which describes how controllers within DISTRIBUTOR'S AFFILIATES are to account for NET SALES.

6.11     CURRENCY CONVERSION.

         Payments by DISTRIBUTOR to L&I under this Agreement shall be made in U.S. dollars. Except for NET SALES in the United States, where payments are based on NET SALES in countries other than the member states of the European Currency Union, the amount of such payments expressed in the currency of each country shall be converted into Euro at the exchange rate of the last date of the applicable CALENDAR QUARTER. The applicable exchange rate will be the EURO foreign exchange reference spot rate published daily by the European Central Bank, Frankfurt / Main. If no EURO foreign exchange reference spot rate is determined for the relevant currency, the PARTIES shall agree upon another reference rate. Finally, the payable EURO amount shall be converted into US Dollars by the EURO foreign exchange reference spot rate published by the European Central Bank, Frankfurt / Main, at the last day of the applicable CALENDAR QUARTER. These EURO foreign exchange reference spot rates are currently published by REUTERS on screen "ECB37".

6.12     RECORDKEEPING BY DISTRIBUTOR.

         (a) DISTRIBUTOR shall keep, and shall cause each of its AFFILIATES to keep, and if applicable, their SUBDISTRIBUTORs, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating NET SALES and all payments payable to L&I for PRODUCT in the OTHER TERRITORY. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant selected by L&I and reasonably acceptable to DISTRIBUTOR upon reasonable notice during normal business hours at L&I's expense for the sole purpose of verifying payments or compliance with this AGREEMENT, but in no event (subject to Section 13.16) more than once in each YEAR. All information and data offered shall be used only for the purpose of verifying payments. In the event that such inspection shall indicate that in any YEAR that the payments which should have been paid by DISTRIBUTOR are at least five percent (5%) greater than those which were actually paid by DISTRIBUTOR, DISTRIBUTOR shall pay the cost of such inspection. All underpayments and overpayments are immediately due and payable.

         (b) At the request of L&I, DISTRIBUTOR shall provide beginning and ending inventories for each of up to ten (10) countries of the OTHER TERRITORY for a requested YEAR, provided, however, that such request shall be made no more than once each YEAR.

6.13     MANUFACTURER OTHER THAN BI.

         (a) L&I is currently supplying PRODUCT to DISTRIBUTOR that is manufactured under the BI AGREEMENT. In the event that L&I intends to supply PRODUCT to DISTRIBUTOR manufactured by an entity other than BI (either in place of PRODUCT manufactured by BI or in addition to PRODUCT manufactured by BI), then L&I shall provide written notice thereof to DISTRIBUTOR. L&I shall have the right to supply PRODUCT to DISTRIBUTOR manufactured by the entity identified in L&I's notice unless such entity is unsuitable for at least one of the following reasons and within thirty (30) days after receipt of L&I's notice DISTRIBUTOR notifies L&I that it objects to receiving PRODUCT manufactured by the entity identified in L&I's notice for at least one of the following reasons: the proposed manufacturer
                  (i) has a documented history of non-compliance with specifications, laws and regulations governing the manufacture of pharmaceutical products; or (ii) has a documented history of material failure to deliver products in accordance with the customer's delivery schedule; or (iii) is in litigation with DISTRIBUTOR, or DISTRIBUTOR, at the time, in good faith, notifies L&I that DISTRIBUTOR expects to be in litigation with such manufacturer . If L&I disagrees with DISTRIBUTOR that the asserted ground or grounds is applicable, the issue shall be submitted to arbitration under
                  Section 19.6.

         (b) L&I shall specify, in the notice provided for in sub-section 6.13(a) above: (i) its reasons for proposing a change of and/or an additional manufacturer; (ii) a reasonable forecast of the aggregate cost to L&I therefor, including all costs of obtaining regulatory approval of the manufacturer in the TERRITORY; and (iii) the financial and other benefits which L&I expects will result from such a change of manufacturer. Within sixty days of receipt of such notice, DISTRIBUTOR shall notify L&I in writing whether DISTRIBUTOR is willing to bear ******(21) of the costs of effecting such a change of and/or an additional manufacturer. If DISTRIBUTOR is not willing to bear ******(22) of such costs and L&I nevertheless proceeds to make the proposed change, the COST OF GOODS for PRODUCT supplied by such new manufacturer shall be deemed to be the same as the average COST OF GOODS of PRODUCT supplied by BI in the three calendar years preceding such change of and/or an additional manufacturer. If DISTRIBUTOR agrees to bear ******(23) of such costs, L&I shall consult with DISTRIBUTOR on the negotiation of the agreement with the new manufacturer and L&I shall not, without the prior written consent of DISTRIBUTOR, enter into any agreement which provides for costs to L&I and DISTRIBUTOR in excess of those included in the forecast referred to in (ii) above or which includes terms materially more adverse in their effect on DISTRIBUTOR than the terms of the BI Agreement.

         (c) If DISTRIBUTOR has objected to the alternative or additional manufacturer proposed by L&I pursuant to sub-section 6.13(a) above, then the sixty day period

------------------
         (21) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (22) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

                  specified in sub-section 6.13(b) above shall not start until DISTRIBUTOR has withdrawn such objection or an arbitrator has decided that DISTRIBUTOR does not have grounds for such objection, whichever is the earlier.

         (d) In the event that there is a new manufacturer as a result of BI failing to meet BI's obligations under the BI AGREEMENT and/or BI terminating the BI AGREEMENT and/or expiration of the BI AGREEMENT and/or BI not having the capacity to produce PRODUCT forecasted by L&I and/or DISTRIBUTOR, then notwithstanding Section 6.13(b), DISTRIBUTOR shall bear one-third of the cost of effecting a change in and/or providing an additional manufacturer.

         (e) In the event that L&I intends to change the process for manufacturing PRODUCT, DISTRIBUTOR shall be provided notice thereof as provided in Section 6.13(a). In addition to DISTRIBUTOR'S rights under Section 6.13(a), DISTRIBUTOR shall have the right to object to a manufacturer and/or a change to the process on the basis that it will put the PRODUCT at risk in the marketplace by written objection to L&I within thirty
                  (30) days after such notice from L&I. The PARTIES shall then exert reasonable efforts to insure that such change in process or change in manufacturer does not put the PRODUCT at risk in the marketplace.

6.14     ALTERNATE FORECASTING/ORDERING PROCEDURES.

         In the event that L&I is supplying PRODUCT to DISTRIBUTOR that is being manufactured for L&I by a manufacturer other than BI, then DISTRIBUTOR shall provide forecasts and place orders under this AGREEMENT in a manner that is consistent with the manufacturer's requirements.

7.       PAYMENT

7.1      (a)      All payments under this AGREEMENT shall be remitted in
                  immediately available funds.

         (b) In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day of the month following the date when such payment was due, at PRIME plus one percent, the interest being compounded on the last day of each calendar month; provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations. Such payment when made shall be accompanied by all interest accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of the receiving PARTY to any other remedy, legal or equitable, to which the receiving PARTY may be entitled because of the delinquency of the payment.

8.       BI AGREEMENT

8.1      ACTIVITIES UNDER BI AGREEMENT.

         (a) DISTRIBUTOR has been provided with a copy of the BI AGREEMENT and acknowledges and agrees that PRODUCT to be supplied by L&I to DISTRIBUTOR that will be manufactured and supplied under the BI AGREEMENT is subject to the terms and conditions of the BI AGREEMENT.

         (b) L&I and DISTRIBUTOR shall agree to Standard Operating Procedures that will give DISTRIBUTOR responsibility for managing logistical and operational details with BI with respect to PRODUCT to be supplied to DISTRIBUTOR that is manufactured under the BI AGREEMENT.

         (c) L&I agrees to consult with DISTRIBUTOR as material issues arise in the relationship between L&I and BI; provided, however, that L&I shall have the right within its sole discretion to decide and make all decisions with respect to all aspects thereof provided, however, that L&I shall not make any change to the SPECIFICATIONS which could have an effect on the quality of the PRODUCT without the prior written consent of DISTRIBUTOR, such consent not to be unreasonably withheld or delayed. The PARTIES agree that such consultation shall occur in the event that L&I is called upon to give its consent to a manufacturing subcontractor pursuant to Section 2.4 of the BI AGREEMENT, but the final decision with respect thereto is within the sole discretion of L&I.

         (d) Following execution of this AGREEMENT, the PARTIES will endeavor to negotiate with BI lower minimum purchase requirements and shorter lead times than those currently set forth in the BI AGREEMENT for the submission of forecasts and purchase orders. Initiation and timing of the approach to BI to commence such negotiations, and management of the negotiations, shall be at the sole discretion and under the control of L&I.

8.2      FORECASTS; ORDERS; WARRANTIES.

         For the period during which PRODUCT supplied by L&I to DISTRIBUTOR is being manufactured under the BI AGREEMENT:

                                    (i) DISTRIBUTOR agrees to place orders and
                           to make forecasts for PRODUCT in accordance with the requirements of the BI AGREEMENT and that any claims with respect to defective or non-conforming PRODUCT shall be made in accordance with and are governed and limited by the BI AGREEMENT. In particular and without limitation, rolling forecasts and firm orders are to be placed in accordance with Section
                           2.5 of the BI AGREEMENT. In making orders, DISTRIBUTOR shall indicate the quantity of PRODUCT being ordered for the PROFIT SHARING TERRITORY and OTHER TERRITORY, respectively. DISTRIBUTOR shall have the rights set forth in Sections 3.2 and 3.3 of the BI AGREEMENT regarding testing of PRODUCT, auditing of BI (subject to the consent of BI), and rejection of defective PRODUCT.

                                    (ii) L&I warrants and represents that the
                           PRODUCT to be supplied to DISTRIBUTOR hereunder corresponds to the SPECIFICATIONS and shall be produced according to current Good Manufacturing Practices standards as of the date and time of production and in accordance with all applicable laws, rules and regulations in the country where produced. L&I further warrants and represents that the PRODUCT shall be delivered to DISTRIBUTOR free and clear of liens and claims which affect title. L&I makes no other warranties and representations with respect to the manufacture of PRODUCT. Notwithstanding anything else to the contrary, L&I's liability with respect to any such warranty or representation is limited to the amount and in the manner set forth in Section 3.6 of the BI AGREEMENT. The warranties and representations of L&I set forth in this Section 8.2(ii) shall not apply to the activities of DISTRIBUTOR performed pursuant to
                           Section 6.2; in such case the warranties and representations of L&I shall apply only to FILLED PRODUCT.

                                    (iii) L&I agrees to provide DISTRIBUTOR
                           with the documentation provided by BI to L&I under
                           Section 3.8 of the BI AGREEMENT.

                                    (iv) In the event that L&I fails to
                           purchase the minimum quantities of PRODUCT specified in Section 2.8 of the BI AGREEMENT and L&I is obligated to pay a surcharge under Section 5.2 of the BI AGREEMENT, then, subject to Section 6.13, DISTRIBUTOR shall pay to L&I the amount of such surcharge ("Surcharge"). The Surcharge paid by DISTRIBUTOR, multiplied by the "Fraction" (as hereinafter defined), shall be COST OF GOODS for the PROFIT SHARING TERRITORY for the applicable YEAR and the remainder thereof shall be COST OF GOODS for the OTHER TERRITORY under Section 6.7(b) of this AGREEMENT. The "Fraction" has as a numerator the NET SALES of PRODUCT by DISTRIBUTOR in the PROFIT SHARING TERRITORY in the applicable YEAR and, as the denominator, NET SALES of PRODUCT in the TERRITORY for the applicable YEAR.

                                    (v) In the event that a payment is due to BI
                           under Section 8.5 of the BI AGREEMENT, DISTRIBUTOR shall pay ******(23) of such amount.

                                    (vi) In the event that L&I receives a
                           credit or no charge replacement of PRODUCT from BI for PRODUCT for which L&I has

--------------------
         (23) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

                           received payment from DISTRIBUTOR, L&I will credit DISTRIBUTOR for such amount. Where DISTRIBUTOR notifies L&I of a claim for such credit or no charge replacement under the BI AGREEMENT, L&I will use all reasonable efforts to obtain such credit or no charge replacement to the extent permitted under the BI AGREEMENT.

9.       LOAN.

9.1 (a) DISTRIBUTOR agrees to make a loan to L&I of Thirty million dollars ($30,000,000) in the following amounts and at the following times in order to assist L&I in meeting L&I's financial obligations under this
         AGREEMENT:

                           (i) ******(24)

                           (ii) ******(25)

                           (iii) ******(26)

                           (iv) ******(27)

                           (v) ******(28) provided, however that DISTRIBUTOR'S
                  obligation to make the payment contemplated by this subsection shall not become due until DISTRIBUTOR'S option to terminate this AGREEMENT pursuant to Section 11.1(c) has expired without DISTRIBUTOR having terminated this AGREEMENT.

                           (vi) ******(29) provided, however, that DISTRIBUTOR'S
                  obligation to make the payment contemplated by this subsection shall not become due until DISTRIBUTOR'S option to terminate this AGREEMENT pursuant to section 11.1(c) has expired without DISTRIBUTOR having terminated this AGREEMENT.

--------------------
         (24) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (25) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (26) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (27) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (28) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (29) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

         (b) The loans that are made under Section 9.1(a) shall bear interest at PRIME plus one percent (1%) per annum.

         (c) To the extent that the outstanding principal of any loan made pursuant to Section 9(a) has not been reduced under Sections
                  12.2 and 12.3, such outstanding principal and any accumulated interest are repayable to DISTRIBUTOR out of L&I's portion of positive EARNINGS payable to L&I pursuant to Section 3.6.

         (d) L&I shall have no liability for repayment of the loans except in accordance with the provisions of Sections 3.6, 12.2 and 12.3.

10.      DEVELOPMENT COMMITTEE

10.1     (a)      The development of PRODUCT in the TERRITORY for INDICATIONS shall be managed and directed by a committee composed of four members, with DISTRIBUTOR appointing two (2) members and L&I two (2) members (the "DEVELOPMENT COMMITTEE"), with a member appointed by L&I being Chairman of the DEVELOPMENT COMMITTEE.

         (b) The DEVELOPMENT COMMITTEE shall meet at least once each CALENDAR QUARTER at the call of the Chairman in person or by telephone. A quorum for the conduct of business at any meeting of the DEVELOPMENT COMMITTEE shall consist of at least one representative of DISTRIBUTOR and at least one L&I representative. Each of L&I and DISTRIBUTOR shall have one vote, and all decisions shall be reached by a unanimous vote. The PARTIES shall cause the DEVELOPMENT COMMITTEE to review and vote on each submitted DEVELOPMENT PLAN, PRELIMINARY WORK PLAN and PRELIMINARY WORK PLAN.

         (c) The DEVELOPMENT COMMITTEE shall review each approved DEVELOPMENT PLAN at least once each YEAR or at the request of any member, and shall decide whether or not to amend the DEVELOPMENT PLAN.

         (d) If there is a tie vote in the DEVELOPMENT COMMITTEE as to a DEVELOPMENT PLAN or any amendment thereto, or PRELIMINARY DEVELOPMENT PLAN or PRELIMINARY WORK PLAN, L&I and DISTRIBUTOR agree to exert all reasonable efforts to arrive at a mutually acceptable resolution, including a meeting between the Head of the Therapeutics SBU of DISTRIBUTOR and a manager of the General Partner of L&I. If such a dispute relates to OTHER INDICATIONS and resolution is not reached within thirty (30) days, then dispute resolution shall be as set forth in Section 12 for the particular INDICATION under discussion.

11.      DEVELOPMENT FOR CLL INDICATIONS

11.1     (a)      With respect to PRODUCT for the CLL INDICATION, L&I shall
                  bear the cost and expense of the CLINICAL TRIAL and shall exert commercially reasonable efforts to complete the CLINICAL TRIAL. If the CLINICAL TRIAL is successful, L&I shall bear the cost and expense for filing and obtaining approval of a BLA in the United States based on such CLINICAL
                  TRIAL, and shall exert commercially reasonable efforts to file and obtain such BLA.

         (b) If the CLINICAL TRIAL is not successful, or if a BLA is not approved in the United States based solely on the CLINICAL TRIAL, and DISTRIBUTOR and/or L&I reasonably believe that additional clinical work should be done to obtain BLA approval for the CLL INDICATION, then at the option of L&I, L&I shall either (i) pay the expense of such additional clinical work to obtain BLA approval for the CLL INDICATION; or (ii) L&I and DISTRIBUTOR shall initiate good-faith negotiations to reach agreement with respect to L&I and DISTRIBUTOR sharing the expenses of such clinical work and an appropriate reduction in the APPROPRIATE PERCENTAGE for PRODUCT for the CLL INDICATION.

         (c) In the event that a BLA is obtained in the United States or a BLA equivalent is obtained from the EMEA, in either case for the CLL INDICATION, and if DISTRIBUTOR concludes that the labeling is such that the PRODUCT that is the subject of such BLA or BLA equivalent is not commercially viable, then DISTRIBUTOR shall have the right to do one of the following, by written notice to L&I, within thirty (30) days after receipt from L&I of notice of such BLA or such BLA equivalent approval and a copy of all approval correspondence received by L&I from the applicable AGENCY:

                           i) Terminate this AGREEMENT, in which case
                  DISTRIBUTOR shall not be required to make the loan payments under (x) Section 9(a)(v), if the termination is made within thirty (30) days after receipt from L&I of the notice and correspondence described above relating to BLA approval; or
                  (y) under Section 9(a)(vi) if the termination is made within thirty (30) days after receipt from L&I of the notice and correspondence described above relating to BLA equivalent approval; or

                           (ii) Request L&I to perform additional clinical work
                  to extend the label for the CLL INDICATION, in which case DISTRIBUTOR shall reimburse L&I for ******(30) of such DEVELOPMENT EXPENSES on a CALENDAR QUARTER basis as such expenses are incurred, within thirty (30) days after receipt of an invoice therefor; provided, however, that such

-----------------
         (30) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."

                  DEVELOPMENT EXPENSES shall not exceed a total of four million dollars ($4,000,000) without the consent of both PARTIES.

         (d) With respect to PRODUCT for the CLL INDICATION, L&I shall exert commercially reasonable efforts to obtain EMEA approval therefor in Europe and L&I shall bear the cost and expense thereof. Pricing approvals, if any, shall be obtained at the cost and expense of DISTRIBUTOR.

         (e) In Europe, L&I shall use commercially reasonable efforts to obtain EMEA approval for PRODUCT for the extension of the CLL INDICATION in accordance with Appendix D. L&I shall pay all of the DEVELOPMENT EXPENSES therefor, provided, however, that DISTRIBUTOR shall pay to L&I ******(31) of such DEVELOPMENT EXPENSES on a quarterly basis as such expenses are incurred, within thirty (30) days of invoice therefor.

         (f) With respect to PRODUCT for the CLL INDICATION in countries of the TERRITORY other than the United States and those countries covered by the EMEA, L&I shall exert commercially reasonable efforts to develop and obtain regulatory approval therefor in any country where DISTRIBUTOR desires to market the PRODUCT. L&I shall pay the DEVELOPMENT EXPENSES therefor and DISTRIBUTOR shall reimburse L&I for ******(32) of such DEVELOPMENT EXPENSES on a quarterly basis as such expenses are incurred, within thirty (30) days of receipt of an invoice therefor. In the event that L&I materially fails to exert commercially reasonable efforts to develop and obtain regulatory approval of the PRODUCT for the CLL INDICATION in one or more countries of the TERRITORY as provided in this
                  Section 11.1(f), DISTRIBUTOR may, after forty-five (45) days prior written notice to L&I, undertake such development and approval and complete it at DISTRIBUTOR'S own expense if during such notice period L&I has not begun to carry out such work in a manner reasonably likely to accomplish the desired objective. DISTRIBUTOR shall be entitled to commercially reasonable assistance from L&I to accommodate DISTRIBUTOR'S efforts, including providing data and study reports in the possession of L&I, if necessary to permit the exercise by DISTRIBUTOR of its rights under this Section 11.1(f). ******(33) of all costs reasonably incurred by DISTRIBUTOR in carrying out activities under this Section shall be reimbursed to DISTRIBUTOR by L&I on a CALENDAR QUARTER basis as such expenses are incurred following receipt by L&I of DISTRIBUTOR'S invoice therefor, or may be deducted by DISTRIBUTOR

-----------------------
         (31) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (32) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (33) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."

                  from any payments due from DISTRIBUTOR to L&I under this AGREEMENT, at the option of DISTRIBUTOR. The remedy provided in this Section 11.1(f) shall be the sole remedy for L&I's failure to perform L&I's obligations under this Section 11.1(f).

12.      DEVELOPMENT FOR OTHER INDICATIONS

12.1     (a)      Any PARTY shall have the right to propose to the DEVELOPMENT
                  COMMITTEE that the PRODUCT be studied for an OTHER
                  INDICATION. Proposals to the DEVELOPMENT COMMITTEE concerning the study of an OTHER CANCER INDICATION shall be initiated by submitting a DEVELOPMENT PLAN to the DEVELOPMENT COMMITTEE.
                  Proposals to the DEVELOPMENT COMMITTEE concerning the study of an OTHER NON-CANCER INDICATION shall be initiated by submitting either a PRELIMINARY WORK PLAN or a DEVELOPMENT
                  PLAN to the DEVELOPMENT COMMITTEE.

         (b) With regard to an OTHER CANCER INDICATION, the PARTIES must both agree to the DEVELOPMENT PLAN or the OTHER CANCER INDICATION will not be developed. If a DEVELOPMENT PLAN for an OTHER CANCER INDICATION is approved by the DEVELOPMENT COMMITTEE, then L&I shall perform the work under the DEVELOPMENT PLAN and pay one hundred percent (100%) of the DEVELOPMENT EXPENSES. DISTRIBUTOR shall pay to L&I ******(34) of such DEVELOPMENT EXPENSES on a CALENDAR QUARTER basis as such expenses are incurred, within thirty (30) days of receipt of L&I's invoice therefor.

         (c)      With regard to an OTHER NON-CANCER INDICATION:

                  (i) If either PARTY submits a PRELIMINARY WORK PLAN for an OTHER NON-CANCER INDICATION to the DEVELOPMENT COMMITTEE, the DEVELOPMENT COMMITTEE shall decide whether to approve the PRELIMINARY WORK PLAN. For the first five (5) YEARS, if the DEVELOPMENT COMMITTEE cannot agree whether to approve such a PRELIMINARY WORK PLAN, then the decision of L&I shall control. After the first five (5) YEARS, work under such a PRELIMINARY WORK PLAN shall not proceed unless the PARTIES agree. Aggregate funding under such PRELIMINARY WORK PLANS for the first five (5) YEARS shall not exceed one million dollars ($1,000,000) per YEAR without the consent of both PARTIES. L&I shall perform the work under the PRELIMINARY WORK PLAN and pay one hundred percent (100%) of the DEVELOPMENT EXPENSES.

--------------------
         (34) "Confidential treatment requested: material has been omitted and filed separately with the Commission".

                           DISTRIBUTOR shall pay to L&I ******(35) of such DEVELOPMENT EXPENSES on a CALENDAR QUARTER basis as such expenses are incurred, within thirty (30) days of receipt of L&I's invoice therefor.

                  (ii) With respect to OTHER NON-CANCER INDICATIONS, no DEVELOPMENT PLAN shall be submitted to the DEVELOPMENT COMMITTEE in advance of each PARTY being supplied with a PRELIMINARY DEVELOPMENT PLAN. If either PARTY submits such a DEVELOPMENT PLAN to the DEVELOPMENT COMMITTEE, the DEVELOPMENT COMMITTEE shall decide whether to approve the DEVELOPMENT PLAN. During the first five (5) YEARS, if the PARTIES cannot agree the decision of L&I shall control. After the first five (5) years, both PARTIES must agree to such a DEVELOPMENT PLAN. If a DEVELOPMENT PLAN is approved by the DEVELOPMENT COMMITTEE, either because the DEVELOPMENT COMMITTEE reached agreement, or during the first five (5) YEARS, because of the decision of L&I, L&I shall perform the work under the DEVELOPMENT PLAN and pay one hundred percent (100%) of the DEVELOPMENT EXPENSES. DISTRIBUTOR shall pay to L&I ******(36) of such DEVELOPMENT EXPENSES on a CALENDAR QUARTER basis as such expenses are incurred, within thirty
                           (30) days of receipt of L&I's invoice therefor. Within thirty (30) days of approval of the DEVELOPMENT PLAN by the DEVELOPMENT COMMITTEE or, at any time thereafter, by ninety (90) days' prior written notice, either PARTY shall have the right to serve notice on the other PARTY that it will not fund its portion of the DEVELOPMENT EXPENSES as described in the previous two sentences (the "OPT OUT OPTION"). If the DISTRIBUTOR chooses to fund its portion of DEVELOPMENT EXPENSES under an approved DEVELOPMENT PLAN, then it shall have equal participation with L&I in the design of clinical protocols and conduct of activities under the DEVELOPMENT PLAN.

                  (iii) The decisions of the PARTIES to pay their portion of DEVELOPMENT EXPENSES or to exercise their OPT OUT OPTIONS shall have the following consequences:

         (A) In the event that DISTRIBUTOR elects to fund DEVELOPMENT EXPENSES and L&I exercises its OPT OUT OPTION for PRODUCT for an OTHER NON-CANCER INDICATION, then L&I shall perform the work under the DEVELOPMENT PLAN for such INDICATION and DISTRIBUTOR shall pay for one hundred percent (100%) of the DEVELOPMENT EXPENSES, which

--------------------
         (35) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (36) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

                  shall be due and payable on a CALENDAR QUARTER basis as such expenses are incurred, within thirty (30) days after receipt of L&I's invoice therefor.

         (B) In the event that DISTRIBUTOR exercises its OPT OUT OPTION with respect to such a DEVELOPMENT PLAN, then any and all rights of DISTRIBUTOR under this AGREEMENT for PRODUCT for the OTHER NON-CANCER INDICATION of the DEVELOPMENT PLAN shall be terminated upon receipt of such notice.

         (C) Subject to DISTRIBUTOR making the payments due from DISTRIBUTOR under Section 12.1(b) and (c)(ii) and
                  (c)(iii)(A), as the case may be, L&I shall use commercially reasonable efforts to develop and obtain regulatory approval for PRODUCT for each OTHER NON-CANCER INDICATION in each country of the TERRITORY for which there is a DEVELOPMENT PLAN for PRODUCT for such OTHER NON-CANCER INDICATION, all in accordance with the applicable DEVELOPMENT PLAN.

         (D) If after DISTRIBUTOR exercises it OPT OUT OPTION L&I decides to offer rights to a THIRD PARTY for such PRODUCT for such OTHER NON-CANCER INDICATION after completion of clinical studies, L&I shall provide written notice thereof to DISTRIBUTOR and if DISTRIBUTOR is interested in obtaining such rights as evidenced by written notice from DISTRIBUTOR within thirty (30) days thereafter, then L&I will negotiate with DISTRIBUTOR for a period of one month in an attempt to enter into an agreement with DISTRIBUTOR with respect to such rights, but neither DISTRIBUTOR nor L&I shall be obligated to enter into such an agreement. If the PARTIES have not entered into an agreement within thirty (30) days after initiating such negotiation, L&I shall have the right to offer or grant rights to any person or entity on any terms or conditions within the sole discretion of L&I.

         (E) If after DISTRIBUTOR exercises its OPT OUT OPTION with respect to PRODUCT for an OTHER NON-CANCER INDICATION and if prior to initiating clinical studies there is a substantial change to the DEVELOPMENT PLAN in effect at the time of the election, L&I shall provide written notice thereof to DISTRIBUTOR and if DISTRIBUTOR is interested in developing PRODUCT for such OTHER NON-CANCER INDICATION as evidenced by written notice from DISTRIBUTOR within thirty (30) days thereafter, then L&I will negotiate with DISTRIBUTOR for a period of one month in an attempt to enter into an agreement with DISTRIBUTOR with respect to such rights, but neither DISTRIBUTOR nor L&I shall be obligated to enter into such an agreement. If the parties have not entered into an agreement within thirty (30) days after initiating such negotiation, L&I shall have the right to offer or grant rights to any person or entity on any terms or conditions within the sole discretion of L&I.

         (F) At the time of approval of a DEVELOPMENT PLAN for PRODUCT for an OTHER NON-CANCER INDICATION which is to be funded by both L&I and DISTRIBUTOR, L&I and DISTRIBUTOR shall agree to a plan by which L&I or DISTRIBUTOR is to receive a royalty for PRODUCT for such OTHER NON-CANCER INDICATION in the event that L&I or DISTRIBUTOR exercises, as the case may be, its right to terminate funding of a DEVELOPMENT PLAN for PRODUCT for such OTHER INDICATION after an agreed to amount of money has been spent under the DEVELOPMENT PLAN for such OTHER NON-CANCER INDICATION. It is understood that if L&I terminates funding, such royalty shall be in addition to any other payments to which L&I is entitled under this AGREEMENT and the determined royalty shall be the same for L&I and DISTRIBUTOR.

         (G) If DISTRIBUTOR exercises its OPT OUT OPTION with respect to PRODUCT for an OTHER NON-CANCER INDICATION, L&I's development thereof, if any, shall not be subject to the authority of the DEVELOPMENT COMMITTEE.

         (H) Within forty-five (45) days after L&I obtains approval to market PRODUCT for an OTHER NON-CANCER INDICATION in the United States or a MAJOR COUNTRY of the TERRITORY, whichever is earlier, DISTRIBUTOR shall pay to L&I, the PAYMENT AMOUNT for PRODUCT for such OTHER NON-CANCER INDICATION, provided that at such time DISTRIBUTOR'S right to distribute PRODUCT for such OTHER NON-CANCER INDICATION has not been terminated. The amount paid at such time shall be based on a good faith estimate at the time of the PAYMENT AMOUNT as made by a THIRD PARTY agreed to by L&I and DISTRIBUTOR and the payment shall be adjusted upwardly or downwardly at the time that the actual PAYMENT AMOUNT can be determined by DISTRIBUTOR by either paying an additional amount to L&I or L&I refunding any excess amount paid. It is expressly understood that the payment of this Section 12.1(c)(iii)(H) shall be paid only once for each of the rheumatoid arthritis, transplantation and multiple sclerosis INDICATIONS.

         (I) With respect to a proposed DEVELOPMENT PLAN for an OTHER NON-CANCER INDICATION, if the DEVELOPMENT PLAN is directed to developing PRODUCT with the same formulation and/or with the same strength as PRODUCT for the CLL INDICATION or an OTHER CANCER INDICATION that is then being developed or distributed under this AGREEMENT, then L&I shall provide objective evidence to DISTRIBUTOR that it is commercially unreasonable to develop PRODUCT for such INDICATION with a different strength and/or formulation, as the case may be. Within thirty (30) days thereafter, DISTRIBUTOR shall notify L&I in writing whether or not it agrees with L&I. If DISTRIBUTOR disagrees, then DISTRIBUTOR shall provide with such notice the reasons for such disagreement. If DISTRIBUTOR and L&I do not resolve such disagreement, then either PARTY can submit the disagreement to arbitration pursuant to Section 19.6. If DISTRIBUTOR agrees with L&I, or L&I's position is determined to be correct in an arbitration pursuant to Section 19.6, and DISTRIBUTOR exercises its OPT-OUT OPTION, the provisions of Section 13.6(a)(vi) shall not be applicable to PRODUCT for such INDICATION, as set forth in such DEVELOPMENT PLAN.

         (J) If DISTRIBUTOR exercises its OPT-OUT OPTION with respect to a PRODUCT for an OTHER NON-CANCER INDICATION after initiation of development thereof under a DEVELOPMENT PLAN, then the provisions of Section 13.6(a)(vi) shall not be applicable to PRODUCT for such INDICATION, as set forth in such DEVELOPMENT PLAN.

12.2     LOAN REDUCTIONS

         With respect to any portion of DEVELOPMENT EXPENSES paid by L&I pursuant to Section 11 or Section 12 that DISTRIBUTOR is not obligated to reimburse pursuant to Sections 11 or 12 ("Non-Reimbursed Portion") to the extent that there is any unpaid principal on loans made to L&I pursuant to Section 9, DISTRIBUTOR shall forgive the outstanding principal amount of such loan and any interest thereon in an amount equal to such "Non-Reimbursed Portion" upon receipt of an invoice therefor from L&I.

12.3.    FURTHER LOAN REDUCTIONS

         DISTRIBUTOR shall credit to L&I an amount equal to ten percent (10%) of DEVELOPMENT EXPENSES paid by L&I under Sections 11 and 12 (whether or not reimbursed by DISTRIBUTOR) by reducing the outstanding principal amount of any loan made by DISTRIBUTOR to L&I pursuant to
         Section 9 effective upon receipt of an invoice therefor from L&I.

12.4     DISTRIBUTOR AUDIT RIGHTS

         L&I shall keep and shall cause each of its AFFILIATES and its and their contractors to keep full and accurate records and books of account containing all particulars that may be necessary for the purpose of calculating DEVELOPMENT EXPENSES to be charged to DISTRIBUTOR pursuant to this AGREEMENT. Such books of account shall be kept at their principal places of business and, with all necessary supporting data shall, for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant selected by DISTRIBUTOR and reasonably acceptable to L&I upon reasonable notice during normal business hours at DISTRIBUTOR'S expense for the sole purpose of verifying charges in compliance with this AGREEMENT, but in no event more than once each calendar year. All information and data offered shall be used only for the purpose of verifying charges to DISTRIBUTOR. In the event that such inspection shall indicate that in any calendar year the charges which were paid by DISTRIBUTOR were overstated by at least five percent (5%), then L&I shall pay the cost of the inspection. All underpayments and overpayments are immediately due and payable.

12.5     L&I shall have the right to have work performed on its behalf under
         Section 12 by a THIRD PARTY provided, however, that L&I shall be responsible for the work performed by a THIRD PARTY.

13.      OTHER RESPONSIBILITIES

13.1     COMPLIANCE WITH LAW.

         In distributing marketing and selling of PRODUCT in the TERRITORY, DISTRIBUTOR shall comply with all provisions of the laws, rules and regulations applicable in the TERRITORY.

13.2     PROHIBITION ON EXPORTS.

         DISTRIBUTOR agrees not to export PRODUCT outside the TERRITORY without the express permission of L&I. L&I agrees not to sell or permit the sale in the TERRITORY by THIRD PARTIES of PRODUCT for an INDICATION for which DISTRIBUTOR has distribution rights in the TERRITORY.

13.3     NEGATION OF PARTNERSHIP; ETC.

         The appointment of DISTRIBUTOR hereunder shall not create a joint venture, or any employer-employee relationship or principal-agency relationship between L&I and DISTRIBUTOR. Nothing under this AGREEMENT shall be deemed to authorize DISTRIBUTOR to act for, represent, or bind L&I or any of its AFFILIATES. Nothing under this AGREEMENT shall be deemed to authorize L&I to act for, represent, or bind DISTRIBUTOR or any of its AFFILIATES. This AGREEMENT does not create a partnership for United States federal income tax purposes (as defined in Section 761 of the United States Internal Revenue Code), for any United States state or local jurisdiction, or in any country other than the United States. Therefore there is no requirement to file Form 1065, United States Partnership Return of Income, any similar United States state or local income tax return, or any similar document with tax authorities in any other country.

13.4     CONFIDENTIALITY.

         (a) During the term of this AGREEMENT, it is contemplated that a PARTY will disclose to the other PARTY proprietary and confidential technology, specifications, technical information and the like which are owned or controlled by or licensed to a PARTY ("Confidential Information"). The receiving PARTY agrees to retain the disclosing PARTY's Confidential Information in confidence and not to disclose any such Confidential Information to a THIRD PARTY without the prior written consent of the disclosing PARTY and to use the disclosing PARTY's Confidential Information only for the purposes of this AGREEMENT. The obligations of confidentiality will not apply to Confidential Information which:

                                    (i) was known to the receiving PARTY or
                           generally known to the public prior to its disclosure hereunder;

                                    (ii) subsequently becomes known to the
                           public by some means other than a breach of this AGREEMENT;

                                    (iii) is subsequently disclosed to the
                           receiving PARTY by a THIRD PARTY having a lawful right to make such disclosure, or is developed by the receiving PARTY independently of the disclosure of the disclosing PARTY;

                                    (iv) is required by law or bona fide legal
                           process to be disclosed provided that the receiving PARTY takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable prior notice to the disclosing PARTY;

                                    (v) is approved for release by the PARTIES;
                           or

                                    (vi) is preclinical or clinical data or
                           other information concerning PRODUCT which
                           DISTRIBUTOR is reasonably required to disclose to consultants (such as advertising agencies, reimbursement experts and marketing research companies), customers, healthcare professionals, consumers or regulatory agencies as part of its routine advertising or promotional activities or medical education, professional services, adverse event investigation and reporting, or PRODUCT quality or complaint investigation and reporting functions, or which is disclosed by DISTRIBUTOR to AFFILIATES and SUBDISTRIBUTORS in order to allow them to market and sell PRODUCT in their respective countries of the TERRITORY as permitted by this AGREEMENT (provided that such AFFILIATES and SUBDISTRIBUTORS agree to be bound by the confidentiality obligations set forth in this Section).

         (b) Upon termination or expiration of this AGREEMENT, each PARTY shall return to the other PARTY all tangible forms of Confidential Information furnished by the other PARTY, including all copies thereof and all memoranda of oral disclosure, except that each PARTY may retain one copy in its files to ensure compliance with any legal obligations.

         (c) This Section shall survive until the tenth anniversary of the termination or expiration of this AGREEMENT.

         (d) With respect to Confidential Information that is know-how under the BTG AGREEMENT, DISTRIBUTOR agrees to maintain the confidentiality thereof in accordance with the DISTRIBUTOR BTG LETTER.

         (e) Publicity Review. Neither PARTY shall originate any written publicity, news release, or other announcement or statement relating to this AGREEMENT, performance hereunder, or the existence of an arrangement between the PARTIES (collectively a "Written Disclosure"), without the prompt prior review and written approval of the other PARTY, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either PARTY may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its AFFILIATES publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing PARTY shall provide to the other party a copy of the materials proposed to be disclosed and provide the receiving PARTY with an opportunity to promptly review the Written Disclosure.

13.5     APPOINTMENT OF AUTHORIZED AGENT.

                           (a) As promptly as possible following the first approval of a BLA for PRODUCT by FDA, L&I shall, to the fullest extent possible, authorize DISTRIBUTOR in writing to represent L&I for purposes of dealing with APLS in regard to all of DISTRIBUTOR'S activities with respect to the distribution of the PRODUCT in the United States (which appointment DISTRIBUTOR shall acknowledge in writing). DISTRIBUTOR'S activities to market and promote the PRODUCT will continue to be conducted as an independent contractor and not as a promotional agent of L&I. To the extent permitted by FDA, DISTRIBUTOR shall have authority to deal with APLS concerning all matters regulated by APLS in connection with DISTRIBUTOR'S activities as distributor of the PRODUCT, including without limitation submission of advertising and promotional materials and responding (orally and in written form) to FDA questions, observations and complaints concerning DISTRIBUTOR'S advertising and promotional materials for PRODUCT. In the event that FDA contacts L&I concerning matters that have been delegated to DISTRIBUTOR pursuant to this Section, L&I shall attempt to refer FDA to DISTRIBUTOR (and if such attempt is unsuccessful, shall immediately notify and, to the extent possible in the circumstances, permit DISTRIBUTOR to intervene with FDA and handle the matter).

                           (b) While acting under Section (a) above,
                           DISTRIBUTOR shall copy L&I on all correspondence to FDA contemporaneously with the submission of such correspondence to FDA (including full copies of all advertising and promotional materials), shall promptly copy L&I on all correspondence received from FDA; shall contact L&I the day of receipt of any communication from FDA that relates to or threatens imposition of any penalty; and shall promptly copy L&I on all contact reports prepared by DISTRIBUTOR concerning any phone calls or meetings with FDA.

                           (c) If at any point DISTRIBUTOR ceases to be the distributor of PRODUCT in the United States, then DISTRIBUTOR shall promptly resign this authority to represent L&I upon written notice from L&I, and L&I shall promptly so notify FDA in writing.

                           (d) If the PARTIES are not successful in having DISTRIBUTOR authorized to represent L&I in these matters before ALPS as set forth in Section 13.5
                           (a), then this Section 13.5 (d) shall be applicable. L&I shall promptly inform DISTRIBUTOR of communications with FDA concerning DISTRIBUTOR'S advertising and promotional materials and promptly provide DISTRIBUTOR with copies of FDA correspondence. Prior to communicating with FDA about DISTRIBUTOR'S advertising and promotional materials, L&I shall consult with DISTRIBUTOR, and shall transmit the DISTRIBUTOR position on the applicable matter to FDA. To the extent permitted by FDA, L&I shall include DISTRIBUTOR in all meetings and conference calls with FDA relating to DISTRIBUTOR'S advertising and promotional materials, and during such meetings and conference calls shall not make proposals or accede to FDA proposals which have not been previously cleared with DISTRIBUTOR. L&I shall promptly provide to DISTRIBUTOR copies of all L&I contact reports and meeting minutes relating to interaction with FDA relating to DISTRIBUTOR advertising and promotional materials. Written submissions to FDA concerning DISTRIBUTOR'S advertising and promotional materials shall be prepared by DISTRIBUTOR and submitted by L&I. L&I shall keep DISTRIBUTOR promptly informed of the status of matters at FDA involving DISTRIBUTOR'S advertising and promotional materials.

                           (e) The rights and obligations of DISTRIBUTOR under this Section 13.5 shall be exercised by DISTRIBUTOR'S United States AFFILIATE.

13.6     EXCLUSIVITY PROTECTION FOR DISTRIBUTOR.

         (a)      L&I will not:

                  (i) except as permitted by this AGREEMENT, sell PRODUCT in a country for an INDICATION for which DISTRIBUTOR is then distributing the PRODUCT, or for which DISTRIBUTOR is entitled to distribute the PRODUCT, under this AGREEMENT;

                  (ii) encourage in any way the off label use of the PRODUCT in a country for any INDICATION for which DISTRIBUTOR is then distributing the PRODUCT, or for which DISTRIBUTOR is entitled to distribute PRODUCT, under this AGREEMENT;

                  (iii) other than for the benefit of and at the express request of DISTRIBUTOR, sponsor or otherwise support medical education or similar programs designed to foster use of the PRODUCT in a country for any INDICATION for which DISTRIBUTOR is then distributing the PRODUCT, or for which DISTRIBUTOR is entitled to distribute the PRODUCT, under this AGREEMENT;

                  (iv) other than for the benefit of and at the express request of DISTRIBUTOR, seek approval in a country of the OTHER NON-CANCER INDICATION by way of a supplement or amendment of any BLA or foreign equivalent under which DISTRIBUTOR is distributing the PRODUCT, or for which DISTRIBUTOR is entitled to distribute the PRODUCT, under this AGREEMENT;

                  (v)      market the PRODUCT under the TRADEMARK;

                  (vi) except for the benefit of and at the express request of DISTRIBUTOR, sell PRODUCT for an OTHER NON-CANCER INDICATION by way of a PRODUCT with the same package size as the PRODUCT being distributed by DISTRIBUTOR and subject to Section 12.1(c)(iii)(I) and (J) with the same formulation or strength as the PRODUCT being distributed by DISTRIBUTOR.

         (b) In the event that DISTRIBUTOR can demonstrate by objective proof that PRODUCT distributed by L&I or any licensee or distributor of L&I other than DISTRIBUTOR is being used for an INDICATION for which DISTRIBUTOR retains distribution rights granted by L&I, and that for any CALENDAR QUARTER in a country of the TERRITORY such use exceeds five percent (5%) of DISTRIBUTOR'S sales of PRODUCT for such CALENDAR QUARTER, then within thirty (30) days of such demonstration by DISTRIBUTOR and within thirty (30) days of each CALENDAR QUARTER thereafter that such use exceeds five percent (5%), L&I shall pay to DISTRIBUTOR, a sum equal to ******(37) of the gross sales of L&I, or the licensee or distributor of L&I, as applicable, of the amount of such PRODUCT that is used for such INDICATION in such country for such CALENDAR QUARTER.
                  Any dispute arising under this Section shall be resolved by binding arbitration pursuant to Section 19.6. DISTRIBUTOR'S remedy hereunder is without prejudice to L&I's obligations pursuant to Section 13.6(a).

         (c) L&I will cause its distributors and licensees of any OTHER NON-CANCER INDICATION to agree in writing to the terms of
                  Section 13.6(a) and (b), and will provide a copy of such writing to DISTRIBUTOR promptly following its

-----------------------
         (37) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

                  execution. DISTRIBUTOR will be named a third party beneficiary of such writing, with the right to seek legal remedies to enforce the terms of such writing.

13.7     EXCLUSIVITY PROTECTION FOR L&I.

         (a) DISTRIBUTOR will not market or sell PRODUCT other than pursuant to the rights granted to and retained by DISTRIBUTOR under this AGREEMENT.

         (b) DISTRIBUTOR will not encourage in any way the off label use of the PRODUCT sold by DISTRIBUTOR for any INDICATION in any country for which DISTRIBUTOR does not have or no longer has distribution rights under this AGREEMENT.

         (c) DISTRIBUTOR will not sponsor or otherwise support medical education or similar programs designed to foster use of the PRODUCT in any country for any INDICATION for which DISTRIBUTOR does not have or no longer has distribution rights under this AGREEMENT.

         (d) In the event that L&I can demonstrate by objective proof that PRODUCT distributed by DISTRIBUTOR is being used for an INDICATION in a country for which DISTRIBUTOR no longer has distribution rights under this AGREEMENT and that such use of such PRODUCT for such INDICATION in such country for any CALENDAR QUARTER exceeds five percent (5%) of L&I's (or its distributor's or licensee's) sales of PRODUCT for such CALENDAR QUARTER in such country, then within thirty (30) days of such demonstration by L&I and within thirty (30) days of each CALENDAR QUARTER thereafter that such situation exists, DISTRIBUTOR shall pay to L&I, a sum equal to ******(38) of the gross sales of DISTRIBUTOR of the amount of PRODUCT that is used for such INDICATION in such country in such CALENDAR QUARTER. Any dispute arising under this Section shall be resolved by binding arbitration pursuant to Section
                  19.6. L&I's remedy hereunder is without prejudice to DISTRIBUTOR'S obligations pursuant to Section 13.7(a).

13.8     OWNERSHIP OF REGULATORY LICENSES.

         L&I shall own all regulatory licenses for PRODUCT in the TERRITORY.

13.9     AFFILIATES AND SUBDISTRIBUTORS.

         DISTRIBUTOR and L&I may each perform its obligations and exercise its rights under this AGREEMENT personally or thorough one or more AFFILIATES, although DISTRIBUTOR or L&I as the case may be shall nonetheless be solely responsible for the

------------------
         (38) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."

         performance of its AFFILIATES with respect to such obligations performed by an AFFILIATE. DISTRIBUTOR shall not permit any of its AFFILIATES to commit any act (including any act of omission) which DISTRIBUTOR is prohibited hereunder from committing directly. Subject to Section 2.3, DISTRIBUTOR may perform its obligations and exercise its rights under this AGREEMENT personally or through one or more SUBDISTRIBUTORS, although DISTRIBUTOR shall nonetheless be solely responsible for the performance of its SUBDISTRIBUTORS. DISTRIBUTOR shall not permit any SUBDISTRIBUTOR to commit any act (including any act of omission) which DISTRIBUTOR is prohibited hereunder from committing directly. DISTRIBUTOR warrants and guarantees that all of its AFFILIATES, and its SUBDISTRIBUTORS will perform in accordance with this AGREEMENT as if they were signatories to this AGREEMENT. DISTRIBUTOR shall be liable to L&I for any breach of this AGREEMENT by any of its AFFILIATES or SUBDISTRIBUTORS. L&I shall not permit any of its AFFILIATES to commit any act that L&I is prohibited from performing under this AGREEMENT.

13.10    REPORTS.

         (a) In addition to the reports, record-keeping and accounting required by other portions of this AGREEMENT, DISTRIBUTOR covenants and agrees that DISTRIBUTOR will provide L&I with the reports, information and forecasts required by clauses 6.6, 8.1,16.5.1, and 16.5.3 of the BTG AGREEMENT to the extent only that such reports, information and forecasts relate to PRODUCT for INDICATIONS for which DISTRIBUTOR has distribution rights in the TERRITORY. L&I shall not, without the prior written consent of DISTRIBUTOR (such consent not to be unreasonably withheld or delayed) agree with BTG to any amendment to the BTG AGREEMENT which would increase the obligations to be assumed by DISTRIBUTOR under this Section
                  13.10 beyond those existing on the EFFECTIVE DATE.

         (b) As soon as practicable following signature of this AGREEMENT, L&I shall procure for DISTRIBUTOR the opportunity (together with L&I) to explain to BTG DISTRIBUTOR's sales accounting system. L&I and DISTRIBUTOR agree to use reasonable commercial efforts to achieve agreement with BTG that BTG will accept DISTRIBUTOR's reporting of sales information pursuant to Section 6.10 of this AGREEMENT as satisfactory performance by DISTRIBUTOR of the obligations of L&I pursuant to Section 8.1 of the BTG Agreement.

13.11    PATENT MARKINGS.

         DISTRIBUTOR agrees to include appropriate patent markings specified by L&I on FINAL FORM PRODUCT distributed under this AGREEMENT.

13.12    PRECLINICAL AND CLINICAL DATA.

         Promptly following the Effective Date, L&I shall provide to DISTRIBUTOR copies of all preclinical and clinical data available to L&I relating to PRODUCT. Promptly following BLA filing, L&I shall provide a copy of the BLA to DISTRIBUTOR, and following BLA approval, shall promptly provide to DISTRIBUTOR any changed sections of the BLA. Thereafter, L&I shall promptly provide to DISTRIBUTOR any supplements to the BLA and any correspondence with FDA concerning the BLA. The requirements of this Section shall also apply to foreign equivalents of the BLA, except that duplicate information need not be furnished to DISTRIBUTOR more than once.



13.13    INFRINGEMENT BY THIRD PARTIES.

         In the event that in a country of the TERRITORY a THIRD PARTY is selling PRODUCT for an INDICATION for which DISTRIBUTOR retains rights under this AGREEMENT, and such sale infringes a patent owned by or licensed to L&I, the PARTIES shall consult with each other as to the appropriate action. If, after such consultation, DISTRIBUTOR and L&I desire to initiate an infringement action, to the extent that L&I has the right to do so, L&I shall initiate and prosecute such infringement action taking into account DISTRIBUTOR'S comments. The cost and expense of such action and any recovery therefrom shall be split between L&I and DISTRIBUTOR on the basis of ****** ******(39) respectively. If one PARTY wishes to proceed and the other PARTY does not, that PARTY may proceed at its own cost, retaining all recovery therefrom. To the extent that any patent is licensed under the BTG AGREEMENT, this Section 13.13 is subject to clause 19 of the BTG AGREEMENT.

13.14    INFRINGEMENT OF THIRD PARTY RIGHTS.

         In the event that any THIRD PARTY brings or threatens to bring an action against L&I and/or DISTRIBUTOR (or one of their respective AFFILIATES, or in the case of DISTRIBUTOR, a SUBDISTRIBUTOR) alleging that the manufacture or sale or use of PRODUCT in the TERRITORY for an INDICATION for which DISTRIBUTOR has distribution rights constitutes an infringement of such THIRD PARTY'S patent or other intellectual property rights, L&I and DISTRIBUTOR shall consult on how best to defend or settle such action. L&I shall have the right to handle the defense of such action, but if L&I fails to do so, L&I shall permit DISTRIBUTOR to handle such defense. Any damages awarded to such THIRD PARTY and all costs of defending such action shall be borne (i) by L&I and DISTRIBUTOR in the PROFIT SHARING TERRITORY in the ratio of ******(40) respectively and (ii) only by DISTRIBUTOR in the OTHER

------------------
         (39) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."
         (40) "Confidential treatment requested: material has been omitted and filed Separately with the Commission."

         TERRITORY, and any royalties paid by DISTRIBUTOR to a THIRD PARTY for the OTHER TERRITORY as a result of such action shall be THIRD PARTY ROYALTIES under Section 6.7(a)(v). Neither PARTY may enter into a settlement of such action without the consent of the other, such consent not to be unreasonably withheld or delayed.

13.15    SUPERIORITY OF INDEMNITY PROVISIONS.

         To the extent that any provision of Section 13.14 is inconsistent with the indemnity provisions of Section 15, the provisions of Section
         13.14 shall prevail.

13.16    COORDINATION OF INSPECTION RIGHTS.

         L&I shall use reasonable efforts to coordinate the inspection rights of Sections 3.8 and 6.12 of this AGREEMENT with BTG so that if BTG and L&I are to each inspect in a YEAR that such inspection shall occur at the same time, provided, however, that under each such section, L&I and BTG may each individually and separately conduct inspection once a YEAR.

14.      TRADEMARK AND TRADE DRESS

14.1 DISTRIBUTOR acknowledges L&I's ownership in or license to the TRADEMARK and agrees that any and all uses thereof by DISTRIBUTOR in distributing PRODUCT under this AGREEMENT shall (i)inure to the benefit of L&I and/or its licensor; (ii)be in a manner that does not adversely affect the TRADEMARK and/or L&I'S and/or its licensor's interest therein. .

14.2 DISTRIBUTOR agrees that DISTRIBUTOR will not use the TRADEMARK except on PRODUCT distributed by DISTRIBUTOR under and in accordance with the terms and conditions of this AGREEMENT.

14.3 In any country in the TERRITORY in which DISTRIBUTOR retains distribution rights to PRODUCT under this AGREEMENT, L&I will not grant rights to a THIRD PARTY to the TRADEMARK and will not use the TRADEMARK with respect to any product.

14.4 The packaging and trade dress for PRODUCT shall be consistent with the trade dress used by DISTRIBUTOR for distributing DISTRIBUTOR'S other products and shall be approved by both L&I and DISTRIBUTOR and shall be in accordance with all applicable laws, rules and regulations applicable thereto.

14.5 In the event that in any country of the TERRITORY, it is required or desirable that DISTRIBUTOR, its AFFILIATES or their SUBDISTRIBUTORS be recorded as an authorized user of the TRADEMARK, the PARTIES shall cooperate with each other to effect same.

15.      INDEMNITY

15.1     INDEMNIFICATION BY DISTRIBUTOR FOR NEGLIGENCE, WILLFUL MISCONDUCT, OR
         BREACH.

         DISTRIBUTOR shall indemnify and hold harmless L&I and its AFFILIATES and their licensors (including, but not limited to, BTG and its licensor) and their respective employees, agents, officers, managers, partners and directors and each of them (an "L&I Indemnified Party") from and against any and all THIRD PARTY claims, causes of action, losses, damages and costs (including reasonable attorney's fees) of any nature made or asserted against an L&I Indemnified Party or lawsuits or other proceedings filed or otherwise instituted against a L&I Indemnified Party, in each case by a THIRD PARTY (hereinafter individually and collectively (an) "L&I Loss(es)") resulting from or arising out of the packaging, use, marketing or sale by DISTRIBUTOR its AFFILIATES or their SUBDISTRIBUTORS of PRODUCT in the TERRITORY, but solely to the extent that such L&I Loss(es) arise out of or result from the (i) negligence or willful misconduct of DISTRIBUTOR, or the breach by DISTRIBUTOR of any of its representations or warranties or obligations or covenants hereunder and/or (ii) the negligence or willful misconduct of or breach of obligations or covenants hereunder by AFFILIATES of DISTRIBUTOR or SUBDISTRIBUTORS of DISTRIBUTOR or its AFFILIATES in performing under or pursuant to or exercising rights under this AGREEMENT.

15.2     INDEMNIFICATION BY L&I FOR NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH.

         L&I shall indemnify and hold harmless DISTRIBUTOR and its AFFILIATES and their SUBDISTRIBUTORS, and their respective employees, agents, officers, managers, partners and directors and each of them (a "DISTRIBUTOR Indemnified Party") from and against any and all THIRD PARTY claims, causes of action, losses, damages and costs (including reasonable attorney's fees) of any nature made or asserted against a DISTRIBUTOR Indemnified Party, in each case by a THIRD PARTY (hereinafter individually and collectively (a) "DISTRIBUTOR Loss(es)" resulting from or arising out of the manufacture, use, marketing or sale of PRODUCT in the TERRITORY but solely to the extent that such DISTRIBUTOR Loss(es) arise out of or result from (i) the negligence or willful misconduct of L&I, or the breach by L&I of any of its representations or warranties or obligations or covenants hereunder and/or (ii) the negligence or willful misconduct of or breach of obligations or covenants hereunder by AFFILIATES of L&I in performing under or pursuant to or exercising rights under this AGREEMENT.

15.3     GENERAL INDEMNIFICATION BY DISTRIBUTOR.

         DISTRIBUTOR shall indemnify and hold harmless any and all L&I Indemnified Party(ies) from and against any and all L&I Losses resulting from or arising out of the use, marketing or sale by DISTRIBUTOR its AFFILIATES or their SUBDISTRIBUTORS of PRODUCT in the TERRITORY to the extent that such L&I Loss(es) are not within the provisions of Sections 15.1 or 15.2 and to the extent that such

         L&I Loss(es) exceed any amount recoverable by L&I Indemnified Party(ies) under any applicable L&I Indemnified Party(ies) insurance; provided, however, that DISTRIBUTOR'S liability under this section 15.3 shall not exceed ******(41) of such L&I Loss(es) in the PROFIT SHARING TERRITORY and ******(42) of such L&I Losses in the OTHER TERRITORY.

15.4     GENERAL INDEMNIFICATION BY L&I.

         L&I shall indemnify and hold harmless any and all DISTRIBUTOR Indemnified Party(ies) from and against any and all DISTRIBUTOR Loss(es) resulting from or arising out of the manufacture, use, marketing, or sale of the PRODUCT in the TERRITORY to the extent that such DISTRIBUTOR Loss(es) are not within the provisions of Section
         15.1 or 15.2 and to the extent that such DISTRIBUTOR Loss(es) exceed any amount recoverable by DISTRIBUTOR Indemnified Party(ies) under any applicable DISTRIBUTOR Indemnified Party(ies) insurance; provided, however, that L&I's liability under this section 15.4 shall not exceed ******(43) of such DISTRIBUTOR Loss(es) in the PROFIT SHARING TERRITORY and ******(44)of such DISTRIBUTOR Losses in the OTHER TERRITORY.

15.5     CONDITIONS TO INDEMNIFICATION.

         A person or entity that intends to claim indemnification under this
         Section 15 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any DISTRIBUTOR Loss(es) or L&I Loss(es) as the case may be in respect of which the Indemnitee intends to claim such indemnification. Indemnitor shall have the right to control the defense of any DISTRIBUTOR Loss(es) or L&I Loss(es) as the case may be as to which the obligation to indemnify the Indemnitee has been acknowledged by the Indemnitor in writing under Section 15.1 or 15.2. Under Sections 15.3 and 15.4, L&I shall have the right to control the defense in the PROFIT SHARING TERRITORY and DISTRIBUTOR shall have such right in the OTHER TERRITORY. The indemnity agreement in this
         Section 15 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 15, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any

-----------------
         (42) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (43) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (44) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

         Indemnitee otherwise than under this Section 15. The Indemnitee under this Section 15, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations and defense of any action, claim or liability covered by this indemnification. The Indemnitee shall have the right to participate in the defense of such action.

15.6     INSURANCE.

         Each PARTY agrees to obtain and maintain in effect a policy or policies of insurance covering its indemnity obligations hereunder. Such policies shall be issued by one or more reputable insurers reasonably acceptable to the other PARTIES, and shall contain terms of coverage reasonably acceptable to the other PARTIES. The policy limits of the policy or policies obtained shall be at least one million dollars ($1,000,000). Upon the request of any other PARTY to this Agreement, each PARTY shall provide evidence of insurance coverage in compliance with this Section to the other PARTIES. In lieu of the insurance coverage described above, any PARTY shall have the right to undertake a program of self-insurance to cover its indemnity obligations hereunder, with financial protection at least equivalent to the policy limits described above; provided, however, that such program of self-insurance shall be reasonably acceptable to the other PARTY to this Agreement. The obligations described in this Section shall survive the termination or expiration of this AGREEMENT and continue to bind the PARTIES for five (5) years after the expiration date of the last PRODUCT commercialized by DISTRIBUTOR in any country of the TERRITORY pursuant to this AGREEMENT.


16.      ADVERSE REACTIONS; COMPLAINTS

16.1     PREPARATION OF STANDARD OPERATING PROCEDURE.

         (a) Promptly following the execution of this AGREEMENT the PARTIES agree to enter into a standard operating procedure to govern collection, investigation and reporting to regulatory authorities of PRODUCT-related adverse drug experience reports, quality reports, and complaint reports, such that all of the PARTIES can comply with their legal obligations worldwide. The standard operating procedure will be promptly amended as changes in legal obligations require.

16.2     AGENCY ACTION.

         The PARTIES agree to notify each other as soon as possible of any information received by a PARTY regarding any threatened or pending action by an AGENCY which may affect the safety or efficacy claims of PRODUCT or the continued marketing of such PRODUCT.

16.3     RECALLS.

         (a) If any governmental authority having jurisdiction requires or reasonably requests any PARTY to recall any PRODUCT due to a defect in the manufacture, processing, packaging or labeling of PRODUCT or for any other reason whatsoever, such PARTY shall immediately notify all of the other PARTIES to this AGREEMENT. EITHER PARTY shall also have the right to initiate this recall procedure absent a request from a governmental authority after consultation with the other PARTY, provided, however, that if L&I decides to initiate a recall in the OTHER TERRITORY and DISTRIBUTOR does not agree to such recall, then ******(45) of the cost and expense thereof shall be paid by L&I and ******(46) by DISTRIBUTOR.

         (b) Prior to commencing any recall, DISTRIBUTOR shall review with L&I the proposed manner in which the recall is to be carried out. DISTRIBUTOR agrees to follow any reasonable advice of L&I as to the manner of completing the recall, so long as such advice is agreeable to the governmental authority involved, if any.

                  DISTRIBUTOR shall carry out the recall in the manner agreed upon between L&I and DISTRIBUTOR in as expeditious a manner as possible and in such a way as to cause the least disruption to the sales of the PRODUCT and to preserve the goodwill and reputation attached to the PRODUCT and to the names of DISTRIBUTOR, LEUKOSITE, ILEX and L&I.

         (c) DISTRIBUTOR agrees that appropriate records and procedures will be maintained to permit a recall of PRODUCT.

         (d) Subject to Section 16.3(a) and deduction against EARNINGS as a RECALL EXPENSE, DISTRIBUTOR shall pay for and bear the cost and expense of any recall under this Section 16.3.

17.      WARRANTIES

17.1     MUTUAL WARRANTY.

         Each party warrants and represents that it has the full right and authority to enter into this AGREEMENT and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it.

----------------------
         (45) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".
         (46) "Confidential treatment requested: material has been omitted and filed Separately with the Commission".

17.2     L&I WARRANTIES.

         (a)      L&I warrants and represents that

                  (i) as of the Effective Date the BTG AGREEMENT is in full force and effect; prior to the Effective Date L&I has provided DISTRIBUTOR with an accurate and complete copy of the BTG AGREEMENT, including all amendments thereto and documents incorporated therein by reference.

                  (ii) as of the Effective Date, neither L&I nor LEUKOSITE has received any notice from BTG that either LEUKOSITE or L&I is presently in breach of the BTG AGREEMENT;

                  (iii) during the term of the AGREEMENT neither L&I nor LEUKOSITE will amend the BTG AGREEMENT in a manner that materially affects DISTRIBUTOR'S rights or obligations under this AGREEMENT without the prior written consent of DISTRIBUTOR. For the avoidance of doubt, the PARTIES agree that any charge resulting in an increase in payments payable by DISTRIBUTOR hereunder shall constitute a change which materially affects DISTRIBUTOR'S rights;

                  (iv) during the term of this AGREEMENT, L&I and LEUKOSITE will make all payments required by the BTG AGREEMENT, when due provided that with respect to the BTG AGREEMENT in the TERRITORY, DISTRIBUTOR has met DISTRIBUTOR'S obligations under Section 6.8;

                  (v) as of the Effective Date, without having made an investigation, L&I has no knowledge of a granted patent in the TERRITORY which would be infringed by the manufacture, use or sale of PRODUCT for the INDICATIONS in the TERRITORY, provided, however, that this warranty is not applicable to the patents licensed under the BTG AGREEMENT or to those of Appendix E;

                  (vi) as of the Effective Date, L&I has not received any notices of infringement of THIRD PARTY patent rights by the manufacture, use or sale of PRODUCT for the INDICATIONS in the TERRITORY;

                  (vii) as of the Effective Date, L&I has not received an opinion of counsel that any patent owned by L&I or licensed to L&I under the BTG AGREEMENT relating to the manufacture, use or sale of PRODUCT for the INDICATIONS in the TERRITORY is invalid or unenforceable;

                  (viii) as of the Effective Date of this AGREEMENT, it has made available to DISTRIBUTOR all information in L&I's, LEUKOSITE'S and ILEX'S possession or control or of which it is aware as of the Effective Date, concerning safety, efficacy, side effects, or toxicity of the PRODUCT, or sensitivity reactions to the PRODUCT, associated with any clinical use, studies, investigations, or tests of the PRODUCT (animal or human), whether or not determined to be attributable to the PRODUCT;

                  (ix) it has conducted or has caused its contractors or consultants to conduct and will in the future conduct, the preclinical and clinical studies of the PRODUCT, which, in all material respects, is in accordance with applicable United States law, known or published standards of the FDA and EMEA, and the scientific standards applicable to the conduct of studies in the United States and the European Union, including without limitation for the United States Good Laboratories Practices regulations, Good Manufacturing Practices Regulations, and Good Clinical Practices guidelines;

                  (x) it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best knowledge of L&I, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of the PRODUCT; and

                  (xi) it is the owner or licensee of the TRADEMARK in the countries set forth in Appendix F.

17.3     NEGATION OF OTHER REPRESENTATIONS AND WARRANTIES.

         EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

17.4     THIRD PARTY LICENSES.

         In negotiating THIRD PARTY licenses , L&I will use its commercially reasonable efforts to obtain a consent (a "Consent") from L&I's licensors of Appendix G. Such Consent shall contain the agreement of such licensor to (i) give reasonable written notice to DISTRIBUTOR prior to terminating the underlying license or contract; (ii) provide DISTRIBUTOR a reasonable period to cure any default under such license or contract; and (iii) if the licensor seeks to terminate the license to L&I, to grant the license to DISTRIBUTOR on the same terms as it was granted to L&I. The failure to obtain such a consent shall not be a breach of this AGREEMENT.

17.5     DISTRIBUTOR PAYMENTS UNDER BTG AGREEMENT.

                           (a) In the event that L&I fails to make a payment
                  that is due and payable under the BTG AGREEMENT, and DISTRIBUTOR makes such payment to BTG on behalf of L&I, then L&I shall pay such amount to DISTRIBUTOR, unless such amount is an amount that DISTRIBUTOR should have paid and did not pay to L&I under Section 6.8 of this AGREEMENT.

                           (b) In the event that there is a breach of the BTG
                  AGREEMENT or a notice of termination thereof, DISTRIBUTOR and L&I shall cooperate with each other to cure such breach and/or obtain a withdrawal of the notice of termination, as the case may be provided, however, that DISTRIBUTOR shall have the right within its sole discretion to decide if, when and how to exercise its rights under the BTG CONSENT LETTER.

18.      TERM AND TERMINATION

18.1     TERM.

         This AGREEMENT is effective as of the date first above written and, unless sooner terminated as provided herein, shall continue for as long as DISTRIBUTOR is distributing the PRODUCT in the TERRITORY.

18.2     AGREEMENT TERMINATION.

         This AGREEMENT may be terminated by either PARTY if:

         (a) (i) the other PARTY fails to observe, perform or otherwise breaches any of its material covenants, agreements or obligations under this AGREEMENT in any material respect and
                  (ii) such failure continues for a period of thirty (30) days after receipt by the other party of notice thereof from the party specifying such failure. In the event of a non-monetary breach, if the breach is not reasonably capable of being cured within the thirty (30) day period, and the breaching PARTY is making a good faith effort to cure the breach, the notifying PARTY may not terminate this AGREEMENT pursuant to this subsection without a further ninety (90) days elapsing from the original notice of breach without the breach having been cured.

         (b) the other party files or institutes bankruptcy, reorganization, liquidation, receivership or similar proceedings under any debt relief laws or fails for more than sixty (60) days to take steps to oppose the initiation of such actions against it.

18.3     USE OF PRODUCT AFTER TERMINATION.

         Upon the termination of this AGREEMENT under Section 18.2 or 18.6 for any reason other than for breach of this AGREEMENT by DISTRIBUTOR, DISTRIBUTOR shall have the right to sell all PRODUCT in inventory at the time of termination. All such sales of PRODUCT shall be subject to the terms of this AGREEMENT, as in effect immediately prior to termination. If this AGREEMENT terminates for any breach by DISTRIBUTOR, then L&I may at its discretion buy back all or part of the PRODUCT that remain in the possession of DISTRIBUTOR and are in good condition with a reasonable remaining shelf life. All PRODUCT which is not repurchased by L&I within four (4) weeks after termination shall be immediately destroyed by DISTRIBUTOR at DISTRIBUTOR'S expense. Upon termination of this AGREEMENT, DISTRIBUTOR shall discontinue use of the TRADEMARK and discontinue marketing and sale of PRODUCT, except in connection with any sale of inventory as provided in this Section.

18.4     NO LOAN REPAYMENT.

         Without limiting in any way DISTRIBUTOR's rights to recover damages from L&I in contract or tort or otherwise arising out of any breach by L&I of this AGREEMENT, upon termination of this AGREEMENT for any reason whatsoever, DISTRIBUTOR shall not be entitled to repayment of any loans or payments made to L&I under this AGREEMENT, with the outstanding loan amounts and any unpaid interest thereon being a fee for termination of this AGREEMENT.

18.5     REPURCHASE OF CERTAIN PRODUCT.

         (a) L&I shall purchase from DISTRIBUTOR any PRODUCT that was purchased by DISTRIBUTOR from L&I under Section 6.1(d) that is in the possession of DISTRIBUTOR at COST OF GOODS therefor in the event that (a) DISTRIBUTOR terminates this AGREEMENT under Section 11.1(c) or Section 18.6 or under Section 18.2 as a result of a breach thereof by L&I ; or, (b) if this AGREEMENT is not terminated in the event that any such PRODUCT cannot be commercially sold.

         (b) If L&I is obligated to purchase PRODUCT under Section 18.5(a), L&I shall have the right to pay such amount in twelve (12) equal consecutive CALENDAR QUARTERLY installments commencing on the date that is thirty (30) days after (i) the date of DISTRIBUTOR'S termination notice; or (ii) if the AGREEMENT is not terminated the date of DISTRIBUTOR'S notice to L&I that the PRODUCT cannot be sold, as applicable, plus interest on the unpaid balance at PRIME plus one percent. If this AGREEMENT has not been terminated to the extent that any such PRODUCT can be reworked and relabeled in accordance with applicable law, rules or regulation, DISTRIBUTOR and L&I shall use reasonable efforts to rework and relabel such PRODUCT (at the expense of L&I) and if as reworked and relabeled, the PRODUCT lawfully can be commercially sold in the United States; L&I shall not be required to purchase such PRODUCT.

18.6     TERMINATION OF BTG AGREEMENT.

         (a) In the event that the BTG AGREEMENT is terminated and DISTRIBUTOR exercises the rights granted to DISTRIBUTOR by BTG under the BTG CONSENT LETTER to become a licensee of BTG, then this AGREEMENT shall remain in full force and effect and DISTRIBUTOR and L&I shall make such amendments to this AGREEMENT as are required to meet DISTRIBUTOR'S obligations under the BTG AGREEMENT to enable DISTRIBUTOR to continue to sell the PRODUCT under the AGREEMENT while preserving the economic terms of this AGREEMENT for both L&I and SCHERING. In the event that the BTG Agreement is terminated and DISTRIBUTOR does not exercise its rights to become a licensee of BTG pursuant to the BTG CONSENT LETTER, then DISTRIBUTOR shall have the right to terminate this AGREEMENT.

         (b) A termination of the BTG AGREEMENT shall not be a breach of this AGREEMENT and L&I shall have no liability to DISTRIBUTOR for a termination of the BTG AGREEMENT.

         (c) In the event that the BTG AGREEMENT is terminated and DISTRIBUTOR becomes a licensee of BTG pursuant to the terms of the BTG CONSENT LETTER, then to the extent permitted by the license between DISTRIBUTOR and BTG, L&I shall have the right to manufacture or have PRODUCT manufactured for sale to DISTRIBUTOR.

         (d) If DISTRIBUTOR exercises its rights to become a licensee of BTG, DISTRIBUTOR acknowledges that it is becoming such a licensee under the terms and conditions of the BTG AGREEMENT and agrees that it will not amend the BTG AGREEMENT in a manner that materially affects L&I's rights or obligations under this AGREEMENT without the prior written consent of L&I.

18.7     EFFECT ON OUTSTANDING OBLIGATIONS.

         The termination of this AGREEMENT shall not affect any then outstanding obligations of DISTRIBUTOR or L&I hereunder, including but not limited to any payments owed under the provisions of this AGREEMENT while it was in effect and payment for binding and partially binding orders under Section 6 and 8.2(i) (but subject to Section 18.5), nor preclude either PARTY from pursuing all rights and remedies it may have at law or in equity with respect to any breach of this AGREEMENT nor prejudice either PARTY's right to obtain performance of any obligation provided for in this AGREEMENT that survives termination of this AGREEMENT. Any such amount owed to a party shall be paid within thirty (30) days of the termination of this AGREEMENT. For the avoidance of doubt, DISTRIBUTOR is not required to make any loan that is not due to be made under Section 9.1(a) as of the effective date of termination. The provisions of Sections 3.8, 6.12, 12.4, 13.3, 13.4, 13.5(c), 13.10(a), 14.1, 14.2, 15, 18.3, 18.4, 18.5,
         18.6, 18.7, and 19 and any other provisions, which by their intent are meant to survive termination of this AGREEMENT, shall survive the termination of this AGREEMENT for the longest period permitted by applicable law.

18.8     TERMINATION BY DISTRIBUTOR WITHOUT CAUSE.

         At any time after five (5) years after the Effective Date, DISTRIBUTOR shall have the right to terminate this AGREEMENT in the entirety or its distribution rights with respect to PRODUCT in the PROFIT-SHARING TERRITORY or in all countries of the OTHER TERRITORY by eighteen (18) months' prior written notice to L&I. For avoidance of doubt the PARTIES state that the earliest point at which DISTRIBUTOR may terminate this AGREEMENT pursuant to this Section 18.8 is by a termination notice delivered to L&I forty-two months following the Effective Date, terminating this AGREEMENT as of the fifth (5th) anniversary of the Effective Date.

19.      MISCELLANEOUS PROVISIONS

19.1     CHOICE OF LAW; VENUE.

         This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law rules and regulations. Any legal action arising under this AGREEMENT shall be brought in the United States District Court located in Delaware. DISTRIBUTOR and L&I hereby submit and consent to jurisdiction in the State of Delaware and hereby consent to venue in such court.

19.2     INTEGRATION;  AMENDMENT.

         This AGREEMENT and appendices referred to herein and the agreement of Appendix J set forth the entire agreement and understanding between the PARTIES as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this AGREEMENT, except by a written document which is signed by both PARTIES.

19.3     HEADINGS.

         The headings in this AGREEMENT have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

19.4     WAIVER.

         Any delay in enforcing a party's rights under this AGREEMENT or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this AGREEMENT, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

19.5     INVALIDITY.

         In the event any provision of this AGREEMENT should be held invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired and the PARTIES will use all reasonable efforts to replace the applicable provision with a valid, legal and enforceable provision which insofar as practical implements the purposes hereof, provided, however, that if the PARTIES fail to reach such agreement within sixty (60) days, a PARTY whose rights or obligations are materially affected as a result of a provision being held invalid, illegal or unenforceable may terminate this AGREEMENT.

19.6     ARBITRATION.

         In the event the PARTIES are unable to reach agreement with respect to any matter which is to be subject to arbitration in accordance with
         Section 6.8(b), 6.13, 12.1(c)(iii)(I), 13.6 or 13.7, such will be determined through binding arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association. The site of the arbitration shall be New York, New York.

         The arbitration panel shall be comprised of three (3) arbitrators. Each PARTY shall be entitled to appoint one arbitrator. The PARTIES shall appoint their respective arbitrators within thirty (30) days after submission for arbitration. If either PARTY shall fail to make timely appointment of its arbitrator, the arbitration shall be heard and decided by the sole arbitrator duly appointed by the other PARTY. Where both PARTIES have timely appointed their respective arbitrators, the two arbitrators so appointed shall agree on the appointment of the third arbitrator from the list of arbitrators maintained by the American Arbitration Association. If the PARTIES' appointed arbitrators shall fail to agree within thirty (30) days from the date both PARTIES' arbitrators have been appointed, on the identity of the third arbitrator, then such arbitrator shall be appointed by the appropriate administrative body of the American Arbitration Association.

         Within ten (10) days of appointment of the full arbitration panel, the PARTIES shall exchange their final proposed positions with respect to the matters to be arbitrated, which shall approximate as closely as possible the closest positions of the PARTIES previously taken in the negotiations. Within thirty (30) days of appointment of the arbitration Panel, each PARTY shall submit to the arbitrators a copy of the proposed position which it previously delivered to the other PARTY, together with a brief or other written memorandum supporting the merits of its proposed position. The arbitration panel shall promptly convene a hearing, at which time each PARTY shall have one
         (1) hour to argue in support of its proposed position. The PARTIES will not call any witnesses in support of their arguments.

         The arbitration panel shall select either of the PARTY's proposed position on the issue as the binding final decision to be embodied as an agreement between the PARTIES. In making their selection, the arbitrators shall not modify the terms or conditions of either PARTY's proposed position; nor will the arbitrators combine provisions from both proposed position. In making their selection, the arbitrators shall consider the terms and conditions of this AGREEMENT, the relative merits of the proposed position and the written and oral arguments of the PARTIES. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the State of Delaware shall govern.

         The arbitrators shall make their decision known to the PARTIES as quickly as possible by delivering written notice of their decision to both PARTIES. Such written notice need not justify their decision. The PARTIES will execute any and all papers necessary to obligate the PARTIES to the position selected by the arbitration Panel within five
         (5) days of receipt of notice of such selection. The decision of the arbitrators shall be final and binding on the PARTIES, and specific performance may be ordered by any court of competent jurisdiction.

         The PARTIES will bear their own costs in preparing for the arbitration. The costs of the arbitrators will be equally divided between the PARTIES.

20.      FORCE MAJEURE

20.1 Neither party shall be liable to the other for any default hereunder, which is not a payment default, which is due to cause beyond the control of the party in default, including but not limited to the actions or inactions of any government agency or instrumentality; breakdown of plant or machinery or shortages of labor, fuel, transportation of materials, fires, floods, earthquakes, war, riots or instructions. If either party shall seek to rely on Force Majeure it shall give written notice to the other indicating the details of the act which it claims has put due performance of its obligations beyond its control. In addition, the affected party shall exert all reasonable efforts to eliminate or cure any Force Majeure event and to resume performance with all possible speed. In the event this cannot be done within six (6) months, the parties shall either resolve the matter by mutual agreement or terminate this AGREEMENT. Each PARTY shall retain its legal remedies notwithstanding the operation of this Section.

21.      SUCCESSORS

21.1 Subject to Section 22, the rights and obligations included in this AGREEMENT shall be binding upon the parties hereto and their successors and assigns.

22.      ASSIGNMENT

22.1 This AGREEMENT may not be assigned by either PARTY without the written consent of the other PARTY, provided, however, that either PARTY shall have the right to assign this AGREEMENT in connection with the sale or transfer of all or substantially all of its assets or in the connection with a merger or consolidation or similar transaction, and further, with respect to L&I a transfer of its assets to one or more of its partners or a sale of the partnership.

23.      NOTICES

23.1 Any notice to be given under this AGREEMENT shall be effective when received at the address set forth below by registered or certified mail or an express delivery service. Notices shall be delivered to the respective PARTIES at the addresses set forth below:

         To L&I:  L&I Partners, L.P.
                  c/o ILEX Oncology, Inc.
                  11550 IH-10 West, Suite 100
                  San Antonio, TX  78230
                                    and

                           L&I Partners, L.P.
                           c/o Leukosite, Inc.
                           215 First Street
                           Cambridge, MA  02142

         Copy to: Carella, Byrne, Bain, Gilfillan,
                           Cecchi, Stewart & Olstein
                           6 Becker Farm Road
                           Roseland, New Jersey 07068
                           Fax: (973) 994-1744
                           ATTN: Elliot M. Olstein, Esq.

         To SCHERING:
                              Schering Aktiengesellschaft
                              13342 Berlin
                              Germany
                              Attention: Head of Oncology SBU

                  Copy to:
                              Schering Aktiengesellschaft
                              13342 Berlin
                              Germany
                              Attention:  Legal Department


Each PARTY shall have the right to designate a separate address for receipt of purchase orders, forecasts, acknowledgements, invoices and other routine correspondence relating to supply of PRODUCT.



24.      LIMITATION ON COMMITTEE ACTIVITY.

         Notwithstanding the creation of the DEVELOPMENT COMMITTEE or MARKETING COMMITTEE, or any subcommittees thereof, each PARTY to this AGREEMENT shall retain the rights, powers, and discretion granted to it hereunder, and neither the DEVELOPMENT COMMITTEE, MARKETING COMMITTEE, nor any subcommittees thereof shall be delegated or vested with any such rights, powers, or discretion unless such delegation or vesting is expressly provided for herein or the PARTIES expressly so agree in writing. Neither the DEVELOPMENT COMMITTEE, MARKETING COMMITTEE, nor any subcommittee shall have the power to amend or modify this AGREEMENT which may be amended or modified only as provided in Section 19.2.

25.      AMBIGUITIES.

         Ambiguities, if any, in this AGREEMENT shall not be construed against either PARTY, irrespective of which PARTY may be deemed to have authored the ambiguous provision.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective representatives hereunto duly authorized as of the day and year first above-written.

SCHERING, A.G.                           L&I PARTNERS, L.P.


By:                                      By:
   -------------------------                --------------------------
Name:                                    Name:
     -----------------------                  ------------------------
Title:                                   Title:
      ----------------------                   -----------------------


By:
   -------------------------

Name:
     -----------------------

Title:
      ----------------------

                               TABLE OF CONTENTS

                                                                         PAGE
 1.          DEFINITIONS..................................................1

 2.          APPOINTMENT..................................................9

    2.1      Grant of Distribution Rights.................................9

    2.2      Limitation on Discounting....................................9

    2.3      Sales Through SUBDISTRIBUTORS................................9

 3.          MARKETING IN THE PROFIT-SHARING TERRITORY...................10

    3.1      Marketing Committee.........................................10

    3.2      Marketing Effort of DISTRIBUTOR.............................11

    3.3      Earnings Reports............................................12

    3.4      QUARTERLY Payment of APPROPRIATE PERCENTAGE.................13

    3.5      YEARLY Payment of APPROPRIATE PERCENTAGE....................13

    3.6      Credit Toward Loan Balance..................................14

    3.7      Payment in Lieu of EARNINGS.................................14

    3.8      Recordkeeping by DISTRIBUTOR................................14

    3.9      Co-Promotion................................................15

    3.10     Payment of Insurance Premiums...............................15

 4.          MARKETING IN THE OTHER TERRITORY............................16

    4.1      Sales Forecast..............................................16

    4.2      Marketing Efforts...........................................16

 5.          ORPHAN DRUG EXCLUSIVITY.....................................17

 6.          PURCHASE OF PRODUCTS........................................17

    6.1      Purchase and Sale Requirements..............................17

    6.2      Certain Packaging and Labeling by DISTRIBUTOR...............19

    6.3      Priority in Supply..........................................19

    6.4      Title, Risk.................................................20

    6.5      Superiority of AGREEMENT....................................20

    6.6      Price for PROFIT-SHARING TERRITORY..........................20

    6.7      Price for OTHER TERRITORY...................................21

    6.8      THIRD PARTY Royalties.......................................22

    6.9      Payment for PRODUCT.........................................23

     6.10     Delivery of Accounting.....................................23

     6.11     Currency Conversion........................................25

     6.12     Recordkeeping by DISTRIBUTOR...............................25

     6.13     Manufacturer other than BI.................................25

     6.14     Alternate Forecasting/Ordering Procedures..................27

 7.           PAYMENT....................................................27

              BI Agreement...............................................27

     8.1      Activities Under BI AGREEMENT..............................28

     8.2      Forecasts; Orders; Warranties..............................28

 9.           LOAN.......................................................30

 10.          DEVELOPMENT COMMITTEE......................................31

 11.          DEVELOPMENT FOR CLL INDICATIONS............................32

 12.          DEVELOPMENT FOR OTHER INDICATIONS..........................34

    12.2      Loan Reductions............................................38

    12.3.     Further Loan Reductions....................................38

    12.4      DISTRIBUTOR Audit Rights...................................38

 13.          OTHER RESPONSIBILITIES.....................................39

    13.1      Compliance with Law........................................39

    13.2      Prohibition on Exports.....................................39

    13.3      Negation of Partnership; Etc...............................39

    13.4      Confidentiality............................................39

    13.5      Appointment of Authorized Agent............................41

    13.6      Exclusivity Protection For DISTRIBUTOR.....................42

    13.7     Exclusivity Protection For L&I..............................44

    13.8     Ownership of Regulatory Licenses............................44

    13.9     AFFILIATES and SUBDISTRIBUTORS..............................44

    13.10    Reports.....................................................45

    13.11    Patent Markings.............................................45

    13.12    Preclinical and Clinical Data...............................46

    13.13    Infringement by Third Parties...............................46

    13.14    Infringement of Third Party Rights..........................46

    13.15    Superiority of Indemnity Provisions.........................47

    13.16    Coordination of Inspection Rights...........................47

14.      TRADEMARK AND TRADE DRESS..........................................47

15.      INDEMNITY..........................................................48

         15.1     Indemnification by Distributor for Negligence,
                  Willful Misconduct, or Breach.............................48

         15.2     Indemnification by L&I for Negligence, Willful
                  Misconduct, or Breach.....................................48

         15.3     General Indemnification by DISTRIBUTOR ...................48

         15.4     General indemnification by L&I........................... 49

         15.5     Conditions to Indemnification.............................49

         15.6     Insurance.................................................50

16.      ADVERSE REACTIONS; COMPLAINTS......................................50

         16.1     Preparation of Standard Operating Procedure...............50

         16.2     Agency Action.............................................50

         16.3     Recalls...................................................51

17.      WARRANTIES.........................................................51

         17.1     Mutual Warranty...........................................51

         17.2     L&I Warranties............................................52

         17.3     Negation of other Representations and Warranties..........53

         17.4     Third Party Licenses......................................53

         17.5     DISTRIBUTOR Payments Under BTG AGREEMENT..................53

18.      TERM AND TERMINATION...............................................54

         18.1     Term......................................................54

         18.2     Agreement Termination.....................................54

         18.3     Use of PRODUCT after Termination..........................54

         18.4     No Loan Repayment.........................................55

         18.5     Repurchase of Certain Product.............................55

         18.6     Termination of BTG AGREEMENT..............................55

         18.7     Effect on Outstanding Obligations.........................56

         18.8     Termination by DISTRIBUTOR Without Cause..................56

19.      MISCELLANEOUS PROVISIONS...........................................57

         19.1     Choice of Law; Venue......................................57

         19.2     Integration; Amendment....................................57

         19.3     Headings..................................................57

         19.4     Waiver....................................................57

         19.5     Invalidity................................................57

         19.6     Arbitration...............................................58

20.      FORCE MAJEURE......................................................59

21.      SUCCESSORS.........................................................59

22.      ASSIGNMENT.........................................................59

23.      NOTICES............................................................59

24.      LIMITATION ON COMMITTEE ACTIVITY...................................60

25.      AMBIGUITIES........................................................61